CWABS Asset-Backed Certificates Trust 2007-2
Issuing Entity

Final Term Sheet

$1,513,980,100 (Approximate)
CWABS, Inc.
Depositor

Countrywide Home Loans, Inc.
Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-500-5409.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED FEBRUARY 27, 2007

Distributions payable monthly beginning March 26, 2007
________________

The following classes of certificates are being offered pursuant to this free writing prospectus:

Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)	Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)
1-A	$ 513,888,000	100.00000%	0.10417%	99.89583%	M-4	$ 24,180,000	100.00000%	0.83333%	99.16667%
2-A-1	$ 319,314,000	100.00000%	0.05183%	99.94817%	M-5	$ 22,620,000	100.00000%	1.12500%	98.87500%
2-A-2	$ 109,756,000	100.00000%	0.10417%	99.89583%	M-6	$ 19,500,000	100.00000%	1.50000%	98.50000%
2-A-3	$ 230,722,000	100.00000%	0.10417%	99.89583%	M-7	$ 17,940,000	100.00000%	1.50000%	98.50000%
2-A-4	$ 86,800,000	100.00000%	0.15583%	99.84417%	M-8	$ 12,480,000	95.99380%	1.66667%	94.32713%
M-1	$ 56,160,000	100.00000%	0.41667%	99.58333%	M-9	$ 15,600,000	81.17322%	2.00000%	79.17322%
M-2	$ 58,500,000	100.00000%	0.58333%	99.41667%	A-R	$ 100	(3)	(3)	(3)
M-3	$ 26,520,000	100.00000%	0.75000%	99.25000%
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(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 10%.
(2)	Before deducting expenses payable by the Depositor estimated to be approximately $1,500,000 in the aggregate.
(3)	The Class A-R Certificates will not be purchased by the underwriters and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans.

Issuing Entity

CWABS Asset-Backed Certificates Trust 2007-2, a common law trust formed under the laws of the State of New York.

Depositor

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Master Servicer

Countrywide Home Loans Servicing LP.

Trustee

The Bank of New York, a New York banking corporation.

Co-Trustee

The Bank of New York Trust Company, N.A.

The NIM Insurer

After the closing date, our affiliate expects to establish a separate trust to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guarantee payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the “NIM Insurer”. The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor, the trustee and the co-trustee, under which the issuing entity will be formed.

Cut-off Date

Initial Mortgage Loans:

For any initial mortgage loan, the later of February 1, 2007 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

Closing Date

On or about February 28, 2007.

Pre-Funding

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount). Any pre-funded amount will be allocated between the loan groups so that the amount allocated to any loan group will not exceed 25% of the initial aggregate certificate principal balance of the classes of certificates related to that loan group.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $175,000 and (y) April 30, 2007.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans, as described in this free writing prospectus.

Capitalized Interest Account:

Because some of the mortgage loans may not be acquired by the issuing entity until after the closing date, there may not be sufficient interest collections from mortgage loans to pay all the interest due on the certificates on the first and possibly the second and third distribution dates. If a pre-funding account is funded, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

Interest Shortfall Payments

With respect to the first distribution date (in the case of initial mortgage loans) and each distribution date occurring in the month following any subsequent transfer date (in the case of the related subsequent mortgage loans), Countrywide Home Loans, Inc. will deposit one month’s interest at the adjusted mortgage rate for each such mortgage loan that does not have a monthly payment date in the due period related to the subject distribution date.

The Mortgage Loans

The mortgage pool will consist of fixed and adjustable rate mortgage loans that are secured by first liens on one- to four- family residential properties. Substantially all of the mortgage loans were made to borrowers with blemished credit histories. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a “loan group”. Loan group 1 will consist of first lien conforming balance fixed and adjustable rate mortgage loans. Loan group 2 will consist of first lien fixed and adjustable rate mortgage loans, which may or may not have conforming balances.

Statistical Calculation Information

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of February 1, 2007, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance. As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $1,221,955,688.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the group 1 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$500,000,068
Weighted Average Mortgage Rate	8.236%
Range of Mortgage Rates	5.125% to 15.875%
Average Current Principal Balance	$182,548
Range of Current Principal Balances	$30,443 to $547,000
Weighted Average Original Loan-to-Value Ratio	79.90%
Weighted Average Original Term to Maturity	388 months
Weighted Average Credit Bureau Risk Score	599 points
Weighted Average Remaining Term to Stated Maturity	388 months
Weighted Average Gross Margin*	6.575%
Weighted Average Maximum Mortgage Rate*	15.181%
Weighted Average Minimum Mortgage Rate*	8.312%
Percentage Originated under Full Doc Program	56.36%
Geographic Concentrations in excess of 10%:
California	18.75%
Florida	11.05%
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* Percentage presented only reflects those group 1 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

As of the statistical calculation date, the group 2 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$721,955,620
Weighted Average Mortgage Rate	8.103%
Range of Mortgage Rates	4.375% to 14.400%
Average Current Principal Balance	$219,506
Range of Current Principal Balances	$19,250 to $1,000,000
Weighted Average Original Loan-to-Value Ratio	80.23%
Weighted Average Original Term to Maturity	381 months
Weighted Average Credit Bureau Risk Score	618 points
Weighted Average Remaining Term to Stated Maturity	381 months
Weighted Average Gross Margin*	6.190%
Weighted Average Maximum Mortgage Rate*	14.852%
Weighted Average Minimum Mortgage Rate*	7.776%
Percentage Originated under Full Doc Program	56.38%
Geographic Concentrations in excess of 10%:
California	20.64%
Florida	15.24%
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* Percentage presented only reflects those group 2 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

Additional information regarding the mortgage loans in the statistical calculation pool is attached as Annex A to this free writing prospectus.

Certain characteristics of each loan group in the initial mortgage pool as of the initial cut-off date and the final mortgage pool following any pre-funding period (measured as of the initial cut-off date for initial mortgage loans and as of the applicable subsequent cut-off date for any subsequent mortgage loans) will not vary from the corresponding characteristics of the statistical calculation pool by more than a permitted variance.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Original Certificate Principal Balance (1)	Type	Last Scheduled Distribution Date	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)
Offered Certificates
1-A	$ 513,888,000	Senior/Adjustable Rate	October 25, 2035	Aaa	AAA
2-A-1	$ 319,314,000	Senior/Adjustable Rate	August 25, 2028	Aaa	AAA
2-A-2	$ 109,756,000	Senior/Adjustable Rate	May 25, 2030	Aaa	AAA
2-A-3	$ 230,722,000	Senior/Adjustable Rate	May 25, 2034	Aaa	AAA
2-A-4	$ 86,800,000	Senior/Adjustable Rate	October 25, 2035	Aaa	AAA
M-1	$ 56,160,000	Subordinate/Adjustable Rate	April 25, 2036	Aa1	AA+
M-2	$ 58,500,000	Subordinate/Adjustable Rate	November 25, 2036	Aa2	AA
M-3	$ 26,520,000	Subordinate/Adjustable Rate	January 25, 2037	Aa3	AA-
M-4	$ 24,180,000	Subordinate/Adjustable Rate	February 25, 2037	A1	A+
M-5	$ 22,620,000	Subordinate/Adjustable Rate	May 25, 2037	A2	A
M-6	$ 19,500,000	Subordinate/Adjustable Rate	June 25, 2037	A3	A-
M-7	$ 17,940,000	Subordinate/Adjustable Rate	July 25, 2037	Baa1	BBB+
M-8	$ 12,480,000	Subordinate/Adjustable Rate	August 25, 2037	Baa2	BBB
M-9	$ 15,600,000	Subordinate/Adjustable Rate	August 25, 2037	Baa3	BBB-
A-R	$ 100	Senior/REMIC Residual	March 26, 2007	Aaa	AAA
Non-Offered Certificates (3)
B	$ 15,600,000	Subordinate/Adjustable Rate	August 25, 2037	Ba1	BB+
P	$ 100	Prepayment Charges	N/A	N/R	N/R
C	N/A	Residual	N/A	N/R	N/R
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(1)
This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date and any amount deposited in the pre-funding account.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). “N/R” indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)
The Class B, Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B, Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

The certificates will also have the following characteristics:

Class	Related Loan Group	Pass-Through Rate On or Before Optional Termination Date	Pass-Through Rate After Optional Termination Date	Delay/Accrual Period	Interest Accrual Convention
Offered Certificates
1-A	1	LIBOR + 0.140% (1)	LIBOR + 0.280% (1)	(2)	Actual/360 (3)
2-A-1	2	LIBOR + 0.050% (1)	LIBOR + 0.100% (1)	(2)	Actual/360 (3)
2-A-2	2	LIBOR + 0.100% (1)	LIBOR + 0.200% (1)	(2)	Actual/360 (3)
2-A-3	2	LIBOR + 0.140% (1)	LIBOR + 0.280% (1)	(2)	Actual/360 (3)
2-A-4	2	LIBOR + 0.220% (1)	LIBOR + 0.440% (1)	(2)	Actual/360 (3)
M-1	1 and 2	LIBOR + 0.220% (1)	LIBOR + 0.330% (1)	(2)	Actual/360 (3)
M-2	1 and 2	LIBOR + 0.260% (1)	LIBOR + 0.390% (1)	(2)	Actual/360 (3)
M-3	1 and 2	LIBOR + 0.300% (1)	LIBOR + 0.450% (1)	(2)	Actual/360 (3)
M-4	1 and 2	LIBOR + 0.390% (1)	LIBOR + 0.585% (1)	(2)	Actual/360 (3)
M-5	1 and 2	LIBOR + 0.420% (1)	LIBOR + 0.630% (1)	(2)	Actual/360 (3)
M-6	1 and 2	LIBOR + 0.500% (1)	LIBOR + 0.750% (1)	(2)	Actual/360 (3)
M-7	1 and 2	LIBOR + 1.400% (1)	LIBOR + 2.100% (1)	(2)	Actual/360 (3)
M-8	1 and 2	LIBOR + 1.850% (1)	LIBOR + 2.775% (1)	(2)	Actual/360 (3)
M-9	1 and 2	LIBOR + 1.850% (1)	LIBOR + 2.775% (1)	(2)	Actual/360 (3)
A-R	1 and 2	(4)	(4)	N/A	N/A
Non-Offered Certificates
B	1 and 2	LIBOR + 1.850% (1)	LIBOR + 2.775% (1)	(2)	Actual/360 (3)
P	1 and 2	N/A	N/A	N/A	N/A
C	1 and 2	N/A	N/A	N/A	N/A
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(1)
The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this free writing prospectus under “Description of the Certificates — Distributions — Distributions of Interest”. LIBOR refers to One-Month LIBOR for the related accrual period calculated as described in this free writing prospectus under “Description of the Certificates — Calculation of One-Month LIBOR”.

(2)
The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(3)	Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(4)	The Class A-R Certificates will not accrue any interest.

Designations

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates.
Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates.
Senior Certificates:	Class A and Class A-R Certificates.
Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.
Subordinate Certificates:	Class M and Class B Certificates.
Adjustable Rate Certificates or Swap Certificates:	Class A Certificates and Subordinate Certificates.
Offered Certificates:	Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class A-R Certificates.

Record Date

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates:

With respect to the first distribution date, the closing date, and with respect to each subsequent distribution date, the last business day of the month preceding the month of a distribution date.

Denominations

$20,000 and multiples of $1 in excess thereof, except that the Class A-R Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

Registration of Certificates

Adjustable Rate Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on March 26, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Interest Payments

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

•	the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

•	any interest due on a prior distribution date that was not paid.

The accrual period, interest accrual convention and pass-through rate (or calculation method) for each class of interest-bearing certificates is shown in the table on page S-5.

For each class of subordinate certificates, any interest carry forward amount (which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow and from amounts in the swap trust, in each case as and to the extent described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

Principal Payments

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after the fees and expenses as described below are subtracted):

•	scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts);

•	interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

•	interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest);

•	the seller interest shortfall payments, if any, paid by Countrywide Home Loans, Inc.; and

•
for each distribution date during, and the distribution date immediately after, the funding period, any amounts required pursuant to the pooling and servicing agreement to be distributed from the capitalized interest account.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after fees and expenses as described below are subtracted):

•	scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

•	prepayments collected in the applicable period;

•	the stated principal balance of any mortgage loan repurchased by a seller or purchased by the master servicer;

•	the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

•
excess interest (to the extent available) to maintain or restore the targeted overcollateralization level as described under “Description of the Certificates — Overcollateralization Provisions” in this free writing prospectus; and

•	the amount, if any, allocated to that loan group and remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

•
the master servicing fee and additional servicing compensation (as described in this free writing prospectus under “Description of the Certificates — Withdrawals from the Certificate Account” and “—Withdrawals from the Distribution Account”) due to the master servicer;

•	the pro rata portion of the trustee fee due to the trustee;

•	amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed;

•	all prepayment charges (which are distributable only to the Class P Certificates);

•	all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed;

•	the premiums for the mortgage insurance on the related covered mortgage loans; and

•	the pro rata portion of any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

These amounts will reduce the amount that could have been distributed to the certificateholders.

Final Maturity Reserve Fund

On each distribution date beginning on the distribution date in March 2017 and ending on the distribution date in February 2037, if the aggregate stated principal balance of the mortgage loans having an original term to maturity of 40 years as of the first day of the related due period is greater than the 40-year target for such distribution date, an amount equal to the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate stated principal balance of the mortgage loans with original terms to maturity of 40 years, and (b) the excess of (i) the final maturity funding cap for such distribution date over (ii) the amount on deposit in the final maturity reserve fund immediately prior to such distribution date will be deposited in the final maturity reserve fund until the amount on deposit in the final maturity reserve fund is equal to the final maturity funding cap. On the distribution date in February 2037, any amounts on deposit in the final maturity reserve fund will be distributed to the certificates as described in this free writing prospectus. Upon termination of the issuing entity, any amounts remaining in the final maturity reserve fund will be distributed to the Class C Certificates.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the applicable servicing fee rate.

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity’s accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Payments; Distributions of Interest

In general, on any distribution date, the loan group 1 and loan group 2 interest funds will be distributed in the following order:

•	from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the final maturity reserve fund, the required final maturity deposit,

•
from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

•	from loan group 1 interest funds, to the Class 1-A Certificates, current interest and interest carry forward amount;

•	from loan group 2 interest funds, concurrently, to each class of Class 2-A Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

•
from remaining loan group 1 and loan group 2 interest funds, to each class of Class A Certificates, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the certificate principal balance of each class of Class A Certificates, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class A Certificates;

•
from any remaining loan group 1 and loan group 2 interest funds, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, current interest for each class; and

•	from any remaining loan group 1 and loan group 2 interest funds, as part of the excess cashflow.

Priority of Payments; Distributions of Principal

General

The manner of distributing principal among the classes of certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date or a Trigger Event

Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, each class of certificates will be entitled to principal distributions based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under “Description of the Certificates — Distributions — Distributions of Principal” in this free writing prospectus.

Trigger Events:

A “trigger event” refers to certain specified levels of losses and/or delinquencies on the mortgage loans.

The Stepdown Date:

The stepdown date will be the earlier of:

•	the distribution date following the distribution date on which the aggregate certificate principal balance of the Class A Certificates is reduced to zero; and

•	the later of:

•	the March 2010 distribution date; and

•
the first distribution date on which the aggregate certificate principal balance of the Class A Certificates (after calculating anticipated distributions on the distribution date) is less than or equal to 61.60% of the aggregate stated principal balance of the mortgage loans for the distribution date.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following order:

•	concurrently,

(1)	from the loan group 1 principal distribution amount, in the following order:

(i)	to the Class 1-A Certificates, until their certificate principal balance is reduced to zero; and

(ii)
to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) of this bullet point), to be allocated among such classes of certificates in the order described below, until their certificate principal balances are reduced to zero; and

(2)	from the loan group 2 principal distribution amount, in the following order:

(i)	to the classes of Class 2-A Certificates in the order described below, until their certificate principal balances are reduced to zero; and

(ii)
to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until their certificate principal balance is reduced to zero; and

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until their certificate principal balance is reduced to zero; and

(2)	as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount for both loan groups will be distributed in the following order:

•
in an amount up to the Class A principal distribution target amount, pro rata based on the related Class A principal distribution allocation amount for the Class 1-A and Class 2-A Certificates, concurrently:

(1)	to the Class 1-A Certificates, up to the Class 1-A principal distribution amount, until their certificate principal balance is reduced to zero; and

(2)
to the classes of Class 2-A Certificates, up to the Class 2-A principal distribution amount, to be allocated among the classes of certificates in the order described below, until their certificate principal balances are reduced to zero;

provided, however, that if (a) the certificate principal balance of the Class 1-A Certificates and/or (b) the aggregate certificate principal balance of the Class 2-A Certificates is reduced to zero, then any remaining unpaid Class A principal distribution target amount will be distributed to the remaining class(es) of senior certificates after distributions pursuant to clauses (1) and (2) above (and, in the case of the Class 2-A Certificates, in the order described below), until the certificate principal balance(s) thereof is/are reduced to zero;

•
sequentially, to the Class M-1, Class M-2 and Class M-3 Certificates, in that order, the combined Class M-1, M-2 and M-3 principal distribution amount, until their certificate principal balances are reduced to zero;

•
sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the subordinate class principal distribution amount for that class, in each case until their certificate principal balance is reduced to zero; and

•	as part of the excess cashflow.

Class 2-A Certificates:

For each distribution date, amounts to be distributed to the Class 2-A Certificates in respect of principal will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their certificate principal balances are reduced to zero.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

•
to each class of Class A and subordinate certificates, in the same priority as described above with respect to payments of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

•	concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

•
sequentially, to the classes of subordinate certificates, in order of their distribution priorities, and for each class, first, to pay any interest carry forward amount for that class and second, to pay any unpaid realized loss amount for that class;

•
to each class of Class A and subordinate certificates, pro rata, first based on their certificate principal balances and second based on their remaining unpaid net rate carryover, to the extent needed to pay any unpaid net rate carryover;

•	to the carryover reserve fund, the required carryover reserve fund deposit;

•
if and for so long as the final maturity OC trigger is in effect, sequentially, in the following order: (1) to the classes of Class A Certificates, pro rata, based on the Class 1-A principal distribution amount (in the case of clause (x)) and the Class 2-A principal distribution amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until their certificate principal balance is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, in each case until their certificate principal balance is reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A principal distribution amount and the Class 2-A principal distribution amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as applicable; and (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until their certificate principal balance is reduced to zero;

•	to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

•	to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

Credit Enhancement

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Mortgage Insurance

Approximately 31.40% and 31.57% of the statistical calculation pool mortgage loans with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group) are covered by one of two mortgage insurance policies described in this free writing prospectus. United Guaranty Mortgage Indemnity Company, a North Carolina insurance corporation, will issue a mortgage insurance policy that will cover approximately 16.08% and 7.73% of the statistical calculation pool mortgage loans with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group). Mortgage Guaranty Insurance Corporation, a Wisconsin insurance corporation, will issue a mortgage insurance policy that will cover approximately 15.32% and 23.84% of the mortgage loans in the statistical calculation pool with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group). Each mortgage insurance policy insures a portion of the loss on the mortgage loans covered by that policy, subject to the terms and conditions set forth in that policy. Approximately 15.81% and 13.36% of the statistical calculation pool mortgage loans in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans in the statistical calculation pool in respect of the related loan group regardless of loan-to-value ratios) are covered by the mortgage insurance policies.

Overcollateralization

“Overcollateralization” refers to the amount by which the aggregate stated principal balance of the mortgage loans and any remaining related pre-funded amount exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate principal balance of the interest-bearing certificates by approximately $30,420,000.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the total certificate principal balance of the certificates, until the required level of overcollateralization has been restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the sum of the weighted average pass-through rate on the certificates plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. The “expense fee rate” is the sum of the applicable servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy or a mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as “excess interest” and will be distributed as part of the excess cashflow as described under “—Excess Cashflow” above.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation, and all the Class M Certificates will have a distribution priority over the Class B Certificates.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

Allocation of Losses

After the credit enhancement provided by the mortgage insurance policies, excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the related subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinate certificates, beginning with the class of subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this free writing prospectus under “Description of the Certificates—Applied Realized Loss Amounts”.

The Swap Contract

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.35% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date and (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net swap payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization. The remaining portion of any net swap payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase, or may be directed by a third party to purchase, from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower. See “Servicing of the Mortgage Loans - Certain Modifications and Refinancings” in this free writing prospectus.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the applicable servicing fee rate).

Optional Termination

The holder of the largest percentage interest in the Class C Certificates (the “directing holder”) will have the right to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the first auction is unsuccessful, the auction process may be repeated periodically at the direction of the directing holder until a successful auction is conducted. In addition, if the first auction is unsuccessful, or if the directing holder does not request an auction, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those assets by the master servicer will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

Material Federal Income Tax Consequences

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account, the assets held in the carryover reserve fund, the pre-funding account and the capitalized interest account) will consist of two or more REMICs: one or more underlying REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates (other than the Class A-R Certificates) will represent beneficial ownership of “regular interests” in the master REMIC identified in the pooling and servicing agreement, a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement and the deemed obligation to make termination payments on the swap contract.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

The reserve fund trust, the final maturity reserve fund, the swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

Legal Investment Considerations

The Class A, Class M-1, Class M-2 and Class M-3 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 so long as they are rated in one of the two highest rating categories by at least one rating agency. None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. Investors acquiring offered certificates (other than the Class A-R Certificates) with assets of such a plan also will be required to satisfy the requirements of an investor-based class exemption.

THE MORTGAGE POOL

Statistical calculation information for the mortgage loans in the statistical calculation pool is set forth in tabular format in Annex A attached to this free writing prospectus.

Mortgage Insurance Policies

It is expected that the Mortgage Loans generally will not carry borrower-paid mortgage insurance. The Trust Fund will acquire two mortgage insurance policies (each, a “Mortgage Insurance Policy”), one from United Guaranty Mortgage Indemnity Company and one from Mortgage Guaranty Insurance Corporation (each, a “Mortgage Insurer”). These two policies are expected to cover approximately 31.40% and 31.57% of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group) (each such insured Mortgage Loan, a “Covered Mortgage Loan”). The insurance provided by the Mortgage Insurance Policies does not overlap with respect to any Covered Mortgage Loan. Each Mortgage Insurance Policy will only cover losses pursuant to the formula described in that policy down to approximately 60% of the value of the related Mortgaged Property. The premiums payable on the Mortgage Insurance Policies to the extent applicable to the Covered Mortgage Loans (the “Mortgage Insurance Premiums”) will be paid monthly by the Co-Trustee with funds withdrawn from the Distribution Account as provided in the Pooling and Servicing Agreement and the Mortgage Insurance Policies. Covered Mortgage Loans constitute approximately 15.81% and 13.36% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

Subject to certain limitations, each Mortgage Insurance Policy will be available to cover losses from defaults in payment on all Covered Mortgage Loans that are not subject to a policy exclusion. Each Mortgage Insurance Policy insures a portion of the loss that may be incurred on each related Covered Mortgage Loan. For a Covered Mortgage Loan, the loss payment is equal to the lesser of (a) the actual loss on sale of the Mortgaged Property or (b) the Coverage Percentage multiplied by the claim amount. The “Coverage Percentage” for each Covered Mortgage Loan will be calculated on a loan-level basis as the amount of coverage required to reduce the exposure down to 60% of the value of the related Mortgaged Property. The coverage provided per loan will be listed in the schedule of loans in each of the Mortgage Insurance Policies.

United Guaranty Mortgage Insurance Policy

The Mortgage Insurance Policy issued by United Guaranty Mortgage Indemnity Company or “United Guaranty” (the “United Guaranty Mortgage Insurance Policy”) will cover approximately 16.08% and 7.73% of the Mortgage Loans in the Statistical Calculation Pool with Loan-to-Value Ratios at origination in excess of 80% in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group). The Covered Mortgage Loans insured by the United Guaranty Mortgage Insurance Policy constitute approximately 7.83% and 3.09% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

The United Guaranty Mortgage Insurance Policy is not a blanket policy against loss, since claims under it may only be made for particular defaulted Covered Mortgage Loans and only on satisfaction of certain conditions precedent.

Defaults under the United Guaranty Mortgage Insurance Policy are defined as:

•	the failure by a borrower to pay when due a nonaccelerated scheduled periodic payment due under the Covered Mortgage Loan, or

•	the failure by a borrower to pay the outstanding balance if the Covered Mortgage Loan has been accelerated due to a violation by the borrower of any due-on-sale clause.

In respect of defaults under the United Guaranty Mortgage Insurance Policy, any related claim amount will be equal to the sum of:

•	the unpaid principal balance due on the Covered Mortgage Loan as of the date of default,

•
accumulated delinquent interest due on the amount of unpaid principal balance from the date of default through the earlier of the date that the claim is submitted and the date that the claim is required to be submitted, in any event not including any late charges or other penalty interest,

•
amounts reasonably and necessarily advanced in respect of real estate taxes and fire and other insurance premiums on the related Mortgaged Property prorated through the earlier of the date that the claim is submitted and the date that the claim is required to be submitted,

•
reasonable, necessary and customary amounts advanced to prevent physical damage to and otherwise maintain the property prior to the earlier of the date that the claim is submitted and the date that the claim is required to be submitted,

•
attorneys’ fees reasonably and necessarily incurred in conducting enforcement proceedings and in obtaining title to the related Mortgaged Property, provided that such fees may not exceed 3% of the principal balance and the accumulated delinquent interest due as calculated pursuant to the first and second bullets, and

•	court expenses reasonably and necessarily incurred in conducting enforcement proceedings and in obtaining title to the related Mortgaged Property,

less the sum of

•	the amount of all rents and other payments (excluding proceeds of fire and extended coverage insurance) collected or received from the Covered Mortgage Loan or the related Mortgaged Property,

•	the amount of cash in any escrow account for the Covered Mortgage Loan,

•	the amount of cash held as security for the Covered Mortgage Loan and all sums as to which set-off is available, and

•	the amount of certain costs of restoring and repairing the related Mortgaged Property that are not actually used for the restoration or repair of the Mortgaged Property.

When a loss becomes payable, the Mortgage Insurer will pay the Co-Trustee for the benefit of the Certificateholders within 60 days after the Master Servicer has filed a claim in accordance with the United Guaranty Mortgage Insurance Policy.

Generally, the Master Servicer must file a claim within 60 days after the first to occur of (i) the acquisition by the Master Servicer of the borrower’s title to the related Mortgaged Property, (ii) redemption of the related Mortgaged Property or (iii) the Master Servicer receives a direction from the Mortgage Insurer to file a claim. If the Master Servicer files a claim within one year after the applicable event described in the first sentence of this paragraph, the Mortgage Insurer will process the claim; provided, however, that there will be no further interest or other expenses included in the claim amount following the expiration of the 60-day period referenced in the first sentence of this paragraph. If the Master Servicer fails to file a claim within the one-year period referenced in the preceding sentence, the failure will be deemed to have been an election by the Master Servicer to waive any right to any benefit under the United Guaranty Mortgage Insurance Policy with respect to that Covered Mortgage Loan. In addition, the Master Servicer must notify the Mortgage Insurer of Covered Mortgage Loans as to which a default has existed for three months or a foreclosure proceeding has been commenced.

The Covered Mortgage Loan will be considered to remain in default until filing of a claim so long as the scheduled periodic payment has not been made or violation of the due-on-sale clause continues. For example, a Covered Mortgage Loan is “three months in default” if the monthly installments due on January 1 through March 1 remain unpaid after the close of business on March 1.

Claims involving certain specified circumstances are excluded from the coverage of the United Guaranty Mortgage Insurance Policy. The Mortgage Insurer will not be liable for losses in connection with those claims except in certain circumstances when the amount by which the loss increased because of the excluded circumstances can be reasonably determined, in which case the claim amount will be reduced to the extent of that increased amount. Claims that will be excluded from the coverage of the United Guaranty Mortgage Insurance Policy, as more particularly described in that policy, include:

•
any claim resulting from a failure of a borrower to make a balloon payment, which is any payment that is more than twice the size of a normal amortizing payment, other than due to acceleration of the Covered Mortgage Loan;

•	any claim resulting from a default that occurred before coverage under the United Guaranty Mortgage Insurance Policy began;

•	any claim involving incomplete construction or construction not made in accordance with construction plans for the related Mortgaged Property;

•	any claim involving a lending transaction with the borrower different from the description to the Mortgage Insurer of the lending transaction;

•
any claim involving any dishonest, fraudulent, criminal, or knowingly wrongful act by the applicable seller, the Master Servicer, any other insured or any other servicer or any other first party described in the United Guaranty Mortgage Insurance Policy, or any claim involving negligence of the applicable seller or the Master Servicer;

•
any claim where there is physical damage to the related Mortgaged Property and that Mortgaged Property has not been restored to its condition as of the effective date of the United Guaranty Mortgage Insurance Policy, reasonable wear and tear excepted, or, if the property was not completed in accordance with the original construction plans as of the date of default, to the condition contemplated by such construction plans;

•
any claim where there is environmental contamination affecting the related Mortgaged Property, including nuclear or radioactive contamination, contamination by toxic waste, chemicals or other hazardous substance or other pollution, contamination by electromagnetic fields or radiation, or any other environmental or similar hazard not previously approved by the Mortgage Insurer, but excluding the presence of radon gas, lead paint and asbestos; and

•	any claim, if the mortgage executed by the borrower did not create at origination a first lien on the related Mortgaged Property.

The preceding description of the United Guaranty Mortgage Insurance Policy is only a brief outline and does not purport to summarize or describe all of the provisions, terms and conditions of that policy.

If the United Guaranty Mortgage Insurance Policy is terminated for any reason other than the exhaustion of its coverage, or if the claims-paying ability rating of United Guaranty Mortgage Indemnity Company is reduced to below investment grade, the Master Servicer will use its best efforts to obtain a comparable policy from an insurer that is acceptable to the rating agencies. The replacement policy will provide coverage equal to the then remaining coverage of the United Guaranty Mortgage Insurance Policy if available. However, if the premium cost of a replacement policy exceeds the premium cost of the United Guaranty Mortgage Insurance Policy, the coverage amount of the replacement policy will be reduced so that its premium cost will not exceed the premium cost of the United Guaranty Mortgage Insurance Policy.

MGIC Mortgage Insurance Policy

The Mortgage Insurance Policy issued by Mortgage Guaranty Insurance Corporation or “MGIC” (the “MGIC Mortgage Insurance Policy”) will cover approximately 15.32% and 23.84% of the Mortgage Loans in the Statistical Calculation Pool with Loan-to-Value Ratios at origination in excess of 80% in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group). The Covered Mortgage Loans insured by the MGIC Mortgage Insurance Policy constitute approximately 7.98% and 10.27% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

The MGIC Mortgage Insurance Policy is subject to various limitations and exclusions as herein provided or as provided in that policy, and will provide only limited protection against losses on defaulted Covered Mortgage Loans. The MGIC Mortgage Insurance Policy does not cover any Mortgage Loans 60 days or more delinquent in payment as of the Cut-off Date. Each Mortgage Loan covered by the MGIC Mortgage Insurance Policy is covered for losses up to the policy limits; provided, however, that the MGIC Mortgage Insurance Policy will not cover special hazard, bankruptcy or fraud losses or certain other types of losses as provided in that policy. Claims on Covered Mortgage Loans generally will reduce uninsured exposure to an amount equal to approximately 60% of the lesser of the appraised value as of the origination date or the Purchase Price, as the case may be, of the related mortgaged property, subject to conditions, exceptions and exclusions and assuming that any pre-existing primary mortgage insurance policies covering such Covered Mortgage Loans remain in effect and a full claim settlement is made thereunder.

The MGIC Mortgage Insurance Policy is required to remain in force with respect to each Covered Mortgage Loan until (i) the principal balance of the Covered Mortgage Loan is paid in full; or (ii) the principal balance of the Covered Mortgage Loan has amortized down to a level that results in a loan-to-value ratio for the Covered Mortgage Loan of 55% or less (provided, however, that no coverage of any Mortgage Loan under the MGIC Mortgage Insurance Policy is required where prohibited by applicable law); or (iii) any event specified in the MGIC Mortgage Insurance Policy occurs that allows for the termination or cancellation of that policy by the insured.

The MGIC Mortgage Insurance Policy may not be assigned or transferred without the prior written consent of MGIC; provided, however, that MGIC has previously provided written consent to (i) the assignment of coverage on individual Covered Mortgage Loans from the Trustee to the Seller in connection with any Covered Mortgage Loan repurchased or substituted for by the Seller and (ii) the assignment of coverage on all Covered Mortgage Loans from the Co-Trustee to any successor co-trustee, provided that in each case, prompt notice of such assignment is provided to MGIC.

The MGIC Mortgage Insurance Policy generally requires that delinquencies on any Covered Mortgage Loan insured thereunder must be reported to MGIC within four months of default, that reports regarding the delinquency of the Covered Mortgage Loan must be submitted to MGIC on a monthly basis thereafter and that appropriate proceedings to obtain title to the property securing such Covered Mortgage Loan must be commenced within six months of default. As a condition to submitting a claim under the MGIC Mortgage Insurance Policy, the Co-Trustee must have (i) acquired, and tendered to MGIC, good and merchantable title to the property securing the Covered Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the MGIC Mortgage Insurance Policy and (ii) if the Covered Mortgage Loan is covered by a pre-existing primary mortgage insurance policy, a claim must be submitted and settled under such pre-existing primary mortgage insurance policy within the time frames specified in the MGIC Mortgage Insurance Policy.

The claim amount generally includes unpaid principal, accrued interest to the date of such tender to MGIC by the insured, and certain expenses (less the amount of a full claim settlement under any preexisting primary mortgage insurance policy covering the Covered Mortgage Loan). When a claim is presented, MGIC will have the option of either (i) paying the claim amount and taking title to the property securing the Covered Mortgage Loan, (ii) paying the insured a percentage of the claim amount (without deduction for a claim settlement under any pre-existing primary mortgage insurance policy covering the Covered Mortgage Loan) and with the Co-Trustee retaining title to the property securing such Covered Mortgage Loan or (iii) if the property securing the Covered Mortgage Loan has been sold to a third party with the prior approval of MGIC, paying the claim amount reduced by the net sale proceeds as described in the MGIC Mortgage Insurance Policy to reflect the actual loss.

Claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the Covered Mortgage Loan or such property has been sold to a third party with the prior approval of MGIC. A claim generally must be paid within 60 days after the claim is filed by the insured. No payment for a loss will be made under the MGIC Mortgage Insurance Policy unless the property securing the Covered Mortgage Loan is in the same physical condition as when such Covered Mortgage Loan was originally insured, except for reasonable wear and tear, and unless premiums on the standard homeowners’ insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

If a claim submitted under the MGIC Mortgage Insurance Policy is incomplete, MGIC is required to provide notification of all information and documentation required to perfect the claim within 20 days of MGIC’s receipt of such incomplete claim. In such case, payment of the claim will be suspended until such information and documentation are provided to MGIC, provided that MGIC is not required to pay the claim if it is not perfected within 180 days after its initial filing.

Unless approved in writing by MGIC, no changes may be made to the terms of any Covered Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule, except as specifically permitted by the terms of the Covered Mortgage Loan; nor may the lender make any change in the property or other collateral securing the Covered Mortgage Loan, nor may any mortgagor be released under the Covered Mortgage Loan from liability. If a Mortgage Loan is assumed with the insured’s approval, MGIC’s liability for coverage of the Mortgage Loan under the MGIC Mortgage Insurance Policy generally will terminate as of the date of such assumption unless MGIC approves the assumption in writing. In addition, with respect to any Covered Mortgage Loan covered by the MGIC Mortgage Insurance Policy, the Master Servicer must obtain the prior approval of MGIC in connection with any acceptance of a deed in lieu of foreclosure or of any sale of the property securing the Covered Mortgage Loan.

The MGIC Mortgage Insurance Policy excludes coverage of (i) any claim where the insurer under any pre-existing primary mortgage insurance policy has acquired the property securing the Covered Mortgage Loan, (ii) any claim resulting from a default occurring after lapse or cancellation of coverage, (iii) certain claims resulting from a default existing at the inception of coverage, (iv) certain claims where there is an environmental condition which existed on the property securing the Covered Mortgage Loan (whether or not known by the person or persons submitting an application for coverage of the Covered Mortgage Loan) as of the effective date of coverage, (v) any claim, if the mortgage, deed of trust or other similar instrument did not create at origination a first lien on the property securing the Covered Mortgage Loan, (vi) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with, the terms of the MGIC Mortgage Insurance Policy or of its obligations as imposed by operation of law, (vii) certain claims resulting from physical damage to a property securing a Covered Mortgage Loan, (viii) any claim arising from the failure of the borrower under a Covered Mortgage Loan to make any balloon payment, if applicable, under such Covered Mortgage Loan and (ix) any claim submitted in connection with a Covered Mortgage Loan if the Covered Mortgage Loan did not meet MGIC’s requirements applicable to the origination of the Covered Mortgage Loan.

In issuing its Mortgage Insurance Policy, MGIC has relied upon certain information and data regarding the Covered Mortgage Loans furnished to it by Countrywide Home Loans, the Co-Trustee or their respective representatives. The MGIC Mortgage Insurance Policy will not insure against certain losses sustained by reason of a default arising from or involving certain matters, including (i) misrepresentation made, or knowingly participated in, by the lender, other persons involved in the origination of the Covered Mortgage Loan or the application for insurance, or made by any appraiser or other person providing valuation information regarding the property securing the Covered Mortgage Loan; (ii) negligence or fraud by the Master Servicer of the Mortgage Loan, and (iii) failure to construct a property securing a Covered Mortgage Loan in accordance with specified plans. The MGIC Mortgage Insurance Policy permits MGIC to cancel coverage of a Covered Mortgage Loan under its Mortgage Insurance Policy or deny any claim submitted under its Mortgage Insurance Policy in connection with a Covered Mortgage Loan if the insured fails to furnish MGIC with copies of all documents in connection with the origination or servicing of the Covered Mortgage Loan.

The preceding description of the MGIC Mortgage Insurance Policy is only a brief outline and does not purport to summarize or describe the provisions, terms and conditions of the MGIC Mortgage Insurance Policy. For a more complete description of these provisions, terms and conditions, reference is made to the MGIC Mortgage Insurance Policy, a copy of which is available upon request from the Trustee.

SERVICING OF THE MORTGAGE LOANS

Servicing Compensation and Payment of Expenses

The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The “Servicing Fee Rate” for each Mortgage Loan in Loan Group 1 and each credit-blemished Mortgage Loan in Loan Group 2 will equal 0.50% per annum. The “Servicing Fee Rate” for each other Mortgage Loan in Loan Group 2 (each of which other Mortgage Loans is a Hybrid Mortgage Loan) will be 0.250% before its initial Adjustment Date and 0.375% per annum on and after its first Adjustment Date. The weighted average Servicing Fee Rate for all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 is 0.484% per annum before the respective initial Adjustment Dates (if any) and is 0.492% per annum on and after the respective initial Adjustment Dates (if any). The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid, as described in this free writing prospectus under “— Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the Due Date occurring during the Prepayment Period to the end of the Prepayment Period (“Prepayment Interest Excess”), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee and the Co-Trustee in connection with their responsibilities under the Pooling and Servicing Agreement.

Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans

When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates (“Due Dates”), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received between the related Due Date in the Prepayment Period and the end of the Prepayment Period reduce the Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received between the beginning of the Prepayment Period and the related Due Date in that Prepayment Period reduce the Scheduled Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a “Prepayment Interest Shortfall”) could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as “Compensating Interest” and will be reflected in the distributions to holders of the Certificates entitled thereto made on the Distribution Date on which the Principal Prepayments received would be distributed.

Certain Modifications and Refinancings

Countrywide Home Loans will be permitted under the Pooling and Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the Master Servicer will be permitted to agree to the rate reduction provided that (i) Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate initial Certificate Principal Balance of the related Certificates. Countrywide Home Loans will remit the Purchase Price to the Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage Loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the Certificates.

The CWABS, Inc., Asset-Backed Certificates, Series 2007-2 (the “Certificates”) will consist of: Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B, Class A-R, Class P and Class C Certificates.

When describing the Certificates in this free writing prospectus we use the following terms:

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates
Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates
Senior Certificates:	Class A and Class A-R Certificates
Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates
Subordinate Certificates:	Class M and Class B Certificates
Adjustable Rate Certificates or Swap Certificates:	Class A and Subordinate Certificates
Offered Certificates:	Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class A-R Certificates

The Certificates are generally referred to as the following types:

Class	Type
Class A Certificates:	Senior/Adjustable Rate
Subordinate Certificates:	Subordinate/Adjustable Rate
Class A-R Certificates:	Senior/REMIC Residual
Class P Certificates:	Prepayment Charges
Class C Certificates:	Residual
Generally:

•	distributions of principal and interest on the Class 1-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1;

•	distributions of principal and interest on the Class 2-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 2;

•	distributions of principal and interest on the Subordinate Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2;

•
distributions on the Class P and Class C Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2; and

•
distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2.

Book-Entry Certificates; Denominations

The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”). The Class A-R Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) may elect to hold their Book-Entry Certificates through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1 in excess thereof. Except as set forth under “Description of the Securities—Book-Entry Registration of the Securities” in the base prospectus, no person acquiring a beneficial ownership interest in a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the Book-Entry Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC. See “Description of the Securities—Book-Entry Registration of the Securities” in the base prospectus.

Glossary of Terms

The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

General Definitions.

“Adjusted Mortgage Rate” with respect to each Mortgage Loan means the Mortgage Rate less the related Servicing Fee Rate.

“Adjusted Net Mortgage Rate” with respect to each Mortgage Loan means the Mortgage Rate less the related Expense Fee Rate.

“Business Day” is any day other than:

(1)    a Saturday or Sunday or

(2)    a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

“Certificate Principal Balance” means for any class of Certificates (other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

(1)    all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

(2)    the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class); and provided further, however, that any amounts distributed to one or more classes of Senior Certificates related to a Loan Group in respect of Applied Realized Loss Amounts will be distributed to those classes on a pro rata basis according to their respective Unpaid Realized Loss Amounts.

After any allocation of amounts in respect of Subsequent Recoveries to the Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of Certificates, the Subsequent Recoveries will be included in the applicable Principal Remittance Amount and distributed in the priority set forth below under “—Distributions—Distributions of Principal”. Therefore these Subsequent Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

“Distribution Date” means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in March 2007.

“Due Period” means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

“Final Recovery Determination” means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

“Insurance Proceeds” means all proceeds of any insurance policy (including the Mortgage Insurance Policies) received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer’s normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policy.

“Liquidation Proceeds” means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan (whether through trustee’s sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final Recovery Determination with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

“Percentage Interest” with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

“Record Date” means:

(1)           in the case of the Adjustable Rate Certificates, the Business Day immediately preceding the Distribution Date, unless the Adjustable Rate Certificates are no longer book-entry certificates, in which case the Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

(2)           in the case of the Class A-R Certificates, the last Business Day of the month preceding the month of the Distribution Date or, in the case of the first Distribution Date, as of the Closing Date.

“Subsequent Recoveries” means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of “Insurance Proceeds” and “Liquidation Proceeds” received in respect of the Mortgage Loan after a Final Recovery Determination (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

Definitions related to Interest Calculations and Distributions.

“Accrual Period” for any Distribution Date and the Adjustable Rate Certificates, means the period from and including the preceding Distribution Date (or from and including the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date.

“Current Interest” with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of the class immediately prior to the Distribution Date.

“Expense Fee Rate” with respect to each Mortgage Loan is equal to the sum of (i) the applicable Servicing Fee Rate and the Trustee Fee Rate, (ii) with respect to a Covered Mortgage Loan, the applicable Mortgage Insurance Premium Rate and (iii) with respect to any Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate.

“Interest Carry Forward Amount,” with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

(a)           Current Interest for such class with respect to prior Distribution Dates over

(b)           the amount actually distributed to such class with respect to interest on prior Distribution Dates.

“Interest Determination Date” means for the Adjustable Rate Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

“Interest Funds” means for any Loan Group and any Distribution Date, (1) the Interest Remittance Amount for that Loan Group and the Distribution Date, less (2) the portion of the Trustee Fee allocable to that Loan Group for the Distribution Date, plus (3) the Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group, less (4) the Mortgage Insurance Premiums for the Covered Loans in that Loan Group for such Distribution Date.

“Interest Remittance Amount” means with respect to each Loan Group and any Distribution Date:

(a)           the sum, without duplication, of:

(1)           all scheduled interest collected during the related Due Period (other than Credit Comeback Excess Amounts (if any)), less the related Master Servicing Fees,

(2)           all interest on prepayments, other than Prepayment Interest Excess,

(3)           all Advances relating to interest,

(4)           all Compensating Interest,

(5)           all Liquidation Proceeds collected during the related Due Period (to the extent that the Liquidation Proceeds relate to interest),

(6)           all Seller Interest Shortfall Payments for that Distribution Date, and

(7)           for each Distribution Date during, and the Distribution Date immediately after, the Funding Period, any amounts required pursuant to the Pooling and Servicing Agreement to be deposited from the Capitalized Interest Account, less

(b)           all Advances relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Mortgage Insurance Premium Rate” means a per annum rate that varies on a loan-by-loan basis with respect to each Covered Mortgage Loan. The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the United Guaranty Mortgage Insurance Policy is 2.996% per annum and the weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the MGIC Mortgage Insurance Policy is 1.705% per annum.

“Net Rate Cap” for each Distribution Date means:

(i) with respect to the Class 1-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to that Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for that Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 1 for that Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 1 as of the first day of that Due Period,

(ii) with respect to each class of Class 2-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to that Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for that Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 2 for that Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 2 as of the first day of that Due Period, and

(iii) with respect to each class of Subordinate Certificates, the weighted average of the Net Rate Caps for the Class 1-A and Class 2-A Certificates (weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) and the amount on deposit in the Pre-Funding Account in respect of that Loan Group as of the first day of that Due Period) over the outstanding aggregate Certificate Principal Balance of the Class 1-A and Class 2-A Certificates, respectively, immediately prior to the related Distribution Date.

“Net Rate Carryover” for a class of interest-bearing certificates on any Distribution Date means the excess of:

(1)           the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net Rate Cap, over

(2)           the amount of interest the class accrued on the Distribution Date based on the applicable Net Rate Cap,

plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

“Pass-Through Margin” for each class of Adjustable Rate Certificates means the following:

	(1)	(2)
Class 1-A	0.140%	0.280%
Class 2-A-1	0.050%	0.100%
Class 2-A-2	0.100%	0.200%
Class 2-A-3	0.140%	0.280%
Class 2-A-4	0.220%	0.440%
Class M-1	0.220%	0.330%
Class M-2	0.260%	0.390%
Class M-3	0.300%	0.450%
Class M-4	0.390%	0.585%
Class M-5	0.420%	0.630%
Class M-6	0.500%	0.750%
Class M-7	1.400%	2.100%
Class M-8	1.850%	2.775%
Class M-9	1.850%	2.775%
Class B	1.850%	2.775%

(1)	For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)	For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

“Pass-Through Rate” with respect to each Accrual Period and each class of Adjustable Rate Certificates means a per annum rate equal to the lesser of:

(1)           One-Month LIBOR for the Accrual Period (calculated as described below under “— Calculation of One-Month LIBOR”) plus the Pass-Through Margin for the class and Accrual Period, and

(2)           the applicable Net Rate Cap for the related Distribution Date.

“Seller Interest Shortfall Payment” means, with respect to any Initial Mortgage Loan that does not have a first payment date on or before the Due Date in the month of the first Distribution Date or any Subsequent Mortgage Loan that does not have a first payment date on or before the Due Date in the month after the related Subsequent Transfer Date, an amount equal to one month’s interest at the related Adjusted Mortgage Rate on the Cut-off Date Principal Balance of that Mortgage Loan.

“Trustee Fee Rate” means a rate equal to 0.009% per annum.

Definitions related to Principal Calculations and Distributions.

“Class 1-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Class 1-A Principal Distribution Target Amount and the denominator of which is the sum of the Class 1-A Principal Distribution Target Amount and the Class 2-A Principal Distribution Target Amount.

“Class 1-A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1)           the Certificate Principal Balance of the Class 1-A Certificates immediately prior to the Distribution Date, over

(2)           the lesser of (i) 61.60% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date minus 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 1 and the portion of the original Pre-Funded Amount allocated to Loan Group 1.

“Class 2-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Class 2-A Principal Distribution Target Amount and the denominator of which is the sum of the Class 1-A Principal Distribution Target Amount and the Class 2-A Principal Distribution Target Amount.

“Class 2-A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1)           the aggregate Certificate Principal Balance of the Class 2-A Certificates immediately prior to the Distribution Date, over

(2)           the lesser of (i) 61.60% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for the Distribution Date minus 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 2 and the portion of the original Pre-Funded Amount allocated to Loan Group 2.

“Class A Principal Distribution Allocation Amount” for any Distribution Date means (a) in the case of the Class 1-A Certificates, the Class 1-A Principal Distribution Amount and (b) in the case of the Class 2-A Certificates, the Class 2-A Principal Distribution Amount.

“Class A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1)           the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the Distribution Date, over

(2)           the lesser of (i) 61.60% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor.

“Combined Class M-1, M-2 and M-3 Principal Distribution Amount” for each Distribution Date means the excess of:

(1)           the sum of:

(a)           the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for the Distribution Date), and

(b)           the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates immediately prior to the Distribution Date over

(2)           the lesser of (a) 79.70% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if the Class M-1, Class M-2 and/or Class M-3 Certificates are the only classes of Subordinate Certificates outstanding on the Distribution Date, those classes will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balances thereof are reduced to zero.

“Cumulative Loss Trigger Event” with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x) the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount, as set forth below:

Distribution Date	Percentage

March 2009 — February 2010	1.20% with respect to March 2009, plus an additional 1/12th of 1.50% for each month thereafter through February 2010

March 2010 — February 2011	2.70% with respect to March 2010, plus an additional 1/12th of 1.60% for each month thereafter through February 2011

March 2011 — February 2012	4.30% with respect to March 2011, plus an additional 1/12th of 1.25% for each month thereafter through February 2012

March 2012 — February 2013	5.55% with respect to March 2012, plus an additional 1/12th of 0.75% for each month thereafter through February 2013

March 2013 and thereafter	6.30%

A “Delinquency Trigger Event” with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior Enhancement Percentage for that Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Adjustable Rate Certificates:

Class	Percentage

A	41.50%
M-1	51.08%
M-2	67.24%
M-3	78.50%
M-4	92.65%
M-5	111.44%
M-6	135.05%
M-7	167.75%
M-8	201.72%
M-9	270.10%
B	408.62%

“Excess Overcollateralization Amount” for any Distribution Date, is the excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

“Extra Principal Distribution Amount” with respect to any Distribution Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2) the sum of the Excess Cashflow and the Credit Comeback Excess Cashflow available for payment thereof, to be allocated between Loan Group 1 and Loan Group 2, pro rata, based on the Principal Remittance Amount for each such Loan Group for that Distribution Date.

The “Final Maturity OC Trigger” will be in effect with respect to any Distribution Date on or after the Distribution Date in March 2027 if and for so long as the sum of (x) the amount on deposit in the Final Maturity Reserve Fund on that Distribution Date (including any Final Maturity Reserve Deposit made on the Distribution Date) and (y) the Overcollateralized Amount for that Distribution Date (calculated after giving effect to all distributions to be made prior to the time of determination) is less than the aggregate Stated Principal Balance of all Mortgage Loans with original terms to maturity of 40 years as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period ending in the same month as the Distribution Date).

“Group 1 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for that Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for that Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date.

“Group 2 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for that Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for that Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date.

“Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for any class of Subordinate Certificates means the respective percentages indicated in the following table:

	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage
Class M-1	15.60%	31.20%
Class M-2	11.85%	23.70%
Class M-3	10.15%	20.30%
Class M-4	8.60%	17.20%
Class M-5	7.15%	14.30%
Class M-6	5.90%	11.80%
Class M-7	4.75%	9.50%
Class M-8	3.95%	7.90%
Class M-9	2.95%	5.90%
Class B	1.95%	3.90%

The Initial Target Subordination Percentages will not be used, and the Stepdown Target Subordination Percentages for the Class M-1, Class M-2 and Class M-3 Certificates will not be used, to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinate Certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of Subordinate Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“OC Floor” means an amount equal to 0.50% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“Overcollateralization Deficiency Amount” with respect to any Distribution Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the Distribution Date).

“Overcollateralization Reduction Amount” for any Distribution Date is an amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for the Distribution Date.

“Overcollateralization Target Amount” with respect to any Distribution Date means (a) prior to the Stepdown Date, an amount equal to 1.95% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 3.90% of the aggregate Stated Principal Balance of the Mortgage Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

“Overcollateralized Amount” for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and any amount on deposit in the Pre-Funding Account on the Distribution Date exceeds (y) the sum of the aggregate Certificate Principal Balance of the Adjustable Rate Certificates as of the Distribution Date (after giving effect to distribution of the Principal Remittance Amounts to be made on the Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

“Principal Distribution Amount” with respect to each Distribution Date and a Loan Group means the sum of:

(1)           the Principal Remittance Amount for the Loan Group for the Distribution Date, less any portion of such Principal Remittance Amount used to cover any payment due to the Swap Counterparty (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) as a result of the Interest Funds for such Distribution Date being insufficient to make such payment,

(2)           the Extra Principal Distribution Amount for the Loan Group for the Distribution Date, and

(3)           with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of any investment income therefrom) allocable to the Loan Group.

minus

(4)           (a) the Group 1 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 1, and (b) the Group 2 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 2.

“Principal Remittance Amount” with respect to each Loan Group and any Distribution Date means:

(a)           the sum, without duplication, of:

(1)           the scheduled principal collected during the related Due Period or advanced with respect to the Distribution Date,

(2)           prepayments collected in the related Prepayment Period,

(3)           the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer,

(4)           the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans delivered by Countrywide Home Loans in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

(5)           all Liquidation Proceeds (to the extent that the Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, less

(b)           all Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Realized Loss” means with respect to any Mortgage Loan (i) as to which a Final Recovery Determination has been made, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated or (ii) that was the subject of a Deficient Valuation, (a) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (b) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to the Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

“Rolling Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date, means the average of the Sixty-Day Delinquency Rates for the Distribution Date and the two immediately preceding Distribution Dates.

“Senior Enhancement Percentage” with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

(1)           the numerator of which is the excess of:

(a)           the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over

(b)           (i) before the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class A Certificates, or (ii) after the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

(2)           the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

“Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans.

“Stepdown Date” is the earlier to occur of:

(a)           the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and

(b)           the later to occur of (x) the Distribution Date in March 2010 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 61.60% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

“Subordinate Class Principal Distribution Amount” for each class of Subordinate Certificates (other than the Class M-1, Class M-2 and Class M-3 Certificates) and Distribution Date means the excess of:

(1)           the sum of:

(a)           the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for the Distribution Date),

(b)           the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account distribution of the Combined Class M-1, M-2 and M-3 Principal Distribution Amount for the Distribution Date),

(c)           the aggregate Certificate Principal Balance of any classes of Subordinate Certificates (other than the Class M-1, Class M-2 and Class M-3 Certificates) that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class Principal Distribution Amount(s) for the senior class(es) of Certificates for the Distribution Date), and

(d)           the Certificate Principal Balance of the subject class of Subordinate Certificates immediately prior to the Distribution Date over

(2)           the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balance thereof is reduced to zero.

“Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

“Unpaid Realized Loss Amount” means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class.

Deposits to the Certificate Account

The Master Servicer will establish and initially maintain a certificate account (the “Certificate Account”) for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the Certificate Account at Countrywide Bank, N.A., which is an affiliate of the Master Servicer. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received by it in respect to the Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

(1)           all payments on account of principal, including Principal Prepayments, on the Mortgage Loans,

(2)           all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

(3)           all Insurance Proceeds (including proceeds from the Mortgage Insurance Policies), Liquidation Proceeds and Subsequent Recoveries,

(4)           all payments made by the Master Servicer in respect of Compensating Interest,

(5)           all payments made by a Seller in connection with the repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the Mortgage Loan in accordance with the Pooling and Servicing Agreement,

(6)           all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

(7)           all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

(8)           any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account,

(9)           any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

(10)           all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

(11)           all Advances.

On the Business Day prior to the Master Servicer Advance Date in the month of the first Distribution Date and in the month immediately following any Subsequent Transfer Date, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Certificate Account, the Seller Interest Shortfall Payments (if any) for the related Distribution Date. Prior to their deposit in the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the base prospectus.

Withdrawals from the Certificate Account

The Master Servicer may from time to time withdraw funds from the Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

(1)           to pay to the Master Servicer the Master Servicing Fees on the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”) and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

(2)           to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto) with respect to which the Advance was made,

(3)           to reimburse the Master Servicer and the Trustee for any Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer’s certificate indicating the amount of the nonrecoverable Advances and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable Advances),

(4)           to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

(5)           to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (“Servicing Advances”), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

(6)           to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the Master Servicer from the issuing entity pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased Mortgage Loan,

(7)           after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the Principal Remittance Amount on the related Distribution Account Deposit Date, to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

(8)           to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

(9)           to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the “Distribution Account Deposit Date”), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

The Master Servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6) above.

Deposits to the Distribution Account

The Trustee will establish and maintain a distribution account (the “Distribution Account”) on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

(1)           the aggregate amount remitted by the Master Servicer to the Trustee,

(2)           any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account, and

(3)           the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

Withdrawals from the Distribution Account

The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account and the Final Maturity Reserve Fund as described below under “— Distributions” and may from time to time make withdrawals from the Distribution Account:

(1)           to pay the Trustee Fee to the Trustee,

(2)           to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

(3)           to pay the Co-Trustee (for payment to the Mortgage Insurers), the Mortgage Insurance Premiums,

(4)           to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

(5)           to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans in respect of which any such Advance was made and (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2) under “—Withdrawals from the Certificate Account”,

(6)           to reimburse the Trustee for any nonrecoverable Advance previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (4) under “—Withdrawals from the Certificate Account”, and

(7)           to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

Investments of Amounts Held in Accounts

The Certificate Account, the Distribution Account, the Pre-Funding Account and the Capitalized Interest Account. All funds in the Certificate Account, the Distribution Account, the Pre-Funding Account and the Capitalized Interest Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

•
the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein;

•
the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide Home Loans and will be remitted to Countrywide Home Loans as described herein; and

•
the Capitalized Interest Account, any amounts remaining after making distributions of interest on the first Distribution Date following the end of the Funding Period will be paid to Countrywide Home Loans and will not thereafter be available for distribution to certificateholders.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer’s own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account or the Capitalized Interest Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account or the Capitalized Interest Account, as applicable, out of Countrywide Home Loans’ own funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account, the Pre-Funding Account or the Capitalized Interest Account and made in accordance with the Pooling and Servicing Agreement.

Carryover Reserve Fund and Credit Comeback Excess Account. Funds in the Carryover Reserve Fund and in the Credit Comeback Excess Account may be invested in Permitted Investments, at the written direction of the majority holder of the Class C Certificates.

If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and the Credit Comeback Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund or the Credit Comeback Excess Account in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) or Credit Comeback Excess Account (or the investments), as applicable, immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund or Credit Comeback Excess Account and made in accordance with the Pooling and Servicing Agreement.

Swap Account. Funds in the Swap Account will not be invested.

Final Maturity Reserve Fund. The Final Maturity Reserve Fund will be an asset of a separate trust referred to herein as the reserve fund trust. Funds in the Final Maturity Reserve Fund may be invested in permitted investments at the direction of the holders of the Class C Certificates. If the Trustee, on behalf of the reserve fund trust, does not receive written directions regarding investment, it will invest all funds in the Final Maturity Reserve Fund in The Bank of New York cash reserves. Any net investment earnings will be retained in the Final Maturity Reserve Fund until withdrawn upon the termination of the pooling and servicing agreement. Any losses incurred in the Final Maturity Reserve Fund in respect of the investment will be charged against amounts on deposit in the Final Maturity Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the reserve fund trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Final Maturity Reserve Fund and made in accordance with the pooling and servicing agreement.

The Swap Account

The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the “Swap Account”) on behalf of the holders of the Swap Certificates and the Swap Counterparty. With respect to each Distribution Date, the Trustee will deposit into the Swap Account any portion of the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date) that are to be remitted to the Swap Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap Contract, each as described below under “— The Swap Contract”. With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under “— The Swap Contract”.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Fees

Master Servicing Fee / Master Servicer	One-twelfth of the applicable Servicing Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (3)	Compensation	Collections with respect to each Mortgage Loan and any Liquidation Proceeds or Subsequent Recoveries	Monthly

Additional Servicing Compensation / Master Servicer	• Prepayment Interest Excess (4)	Compensation	Interest collections with respect to certain prepaid Mortgage Loans	Time to time

	• All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time

	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account	Compensation	Investment income related to the Certificate Account and Distribution Account	Monthly

	• Excess Proceeds (5)	Compensation	Liquidation Proceeds and Subsequent Recoveries with respect to each liquidated Mortgage Loan	Time to time

Trustee Fee (the “Trustee Fee”) / Trustee
One-twelfth of the Trustee Fee Rate multiplied by the sum of (i) the aggregate Stated Principal Balance of the outstanding Mortgage Loans and (ii) any amounts remaining in the Pre-Funding Account (excluding any investment earnings thereon) (6)
		Compensation	Interest Remittance Amount	Monthly

Expenses

Net Swap Payments / Swap Counterparty	Net Swap Payments (7)	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2	Monthly

Swap Termination Payment / Swap Counterparty	The Swap Termination Payment to which the Swap Counterparty may be entitled in the event of an early termination of the Swap Contract	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2 (8)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Mortgage Insurance Premiums / Mortgage Insurers	With respect to each Covered Mortgage Loan, one-twelfth of the applicable Mortgage Insurance Premium Rate for that Mortgage Loan multiplied by the Stated Principal Balance of that Mortgage Loan (9)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly

Insurance premiums / Mortgage Insurance Providers	Insurance premium(s) for Mortgage Loan(s) covered by lender-paid mortgage insurance policies (other than the Mortgage Insurance Policies)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly

Insurance expenses / Master Servicer	Expenses incurred by the Master Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time

Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances.	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (10)
Time to time

Indemnification expenses / the Sellers, the Master Servicer, the NIM Insurer and the Depositor	Amounts for which the Sellers, the Master Servicer, the NIM Insurer and Depositor are entitled to indemnification (11)	Indemnification	Amounts on deposit on the Certificate Account on any Distribution Account Deposit Date, following the transfer to the Distribution Account	Monthly

__________
(1)
If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the Pooling and Servicing Agreement.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3)
The Servicing Fee Rate for each Mortgage Loan in Loan Group 1 and each credit-blemished Mortgage Loan in Loan Group 2 will equal 0.50% per annum. The Servicing Fee Rate for each other Mortgage Loan in Loan Group 2 (each of which other Mortgage Loans is a Hybrid Mortgage Loan) will be 0.250% before its initial Adjustment Date and 0.375% per annum on and after its first Adjustment Date. The weighted average Servicing Fee Rate for all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 is 0.484% per annum before the respective initial Adjustment Dates (if any) and is 0.492% per annum on and after the respective initial Adjustment Dates (if any). The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid, as described in this free writing prospectus under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

(4)	Prepayment Interest Excess is described above in the base prospectus supplement under “Servicing of the Mortgage Loans — Servicing Compensation and Payment of Expenses”.

(5)	Excess Proceeds is described above in this free writing prospectus under “— Glossary of Terms — General Definitions”.

(6)	The Trustee Fee Rate will equal 0.009% per annum.

(7)	The amount of any Net Swap Payment due to the Swap Counterparty with respect to any Distribution Date will be calculated as described under “Description of the Certificates — The Swap Contract”.

(8)	Any Swap Termination Payment due to a Swap Counterparty Trigger Event will only be payable from excess cashflow as described under “Description of the Certificates — Overcollateralization Provisions”.

(9)
The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the United Guaranty Mortgage Insurance Policy is 2.996% per annum and the weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the MGIC Mortgage Insurance Policy is 1.705% per annum.

(10)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(11)	Each of the Sellers, the Master Servicer, the NIM Insurer and the Depositor are entitled to indemnification of certain expenses.

Distributions

General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual Period, and in the case of the Senior Certificates, any Interest Carry Forward Amount. For each class of Subordinate Certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described under “— Overcollateralization Provisions”.

All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

The Pass-Through Rates for the Adjustable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date and are subject to increase after the Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of Adjustable Rate Certificates will be subject to the applicable Net Rate Cap. See the related definitions in “— Glossary of Terms — Definitions related to Interest Calculations and Distributions” for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

If on any Distribution Date, the Pass-Through Rate for a class of Adjustable Rate Certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under “— Overcollateralization Provisions”, and from payments (if any) allocated to the issuing entity in respect of the Swap Contract that are available for that purpose.

On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order, until those Interest Funds have been fully distributed:

(1)           from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Final Maturity Reserve Fund, the Required Final Maturity Deposit,

(2)           from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to that Distribution Date;

(3)           concurrently:

(a)           from the Interest Funds for Loan Group 1, to the Class 1-A Certificates, the Current Interest and Interest Carry Forward Amount for that class, and

(b)           from the Interest Funds for Loan Group 2, concurrently to each class of Class 2-A Certificates, the Current Interest and Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

(4)           from the remaining Interest Funds for both Loan Groups, concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clauses 3(a) and 3(b) above, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each such class. Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward Amount based on the Certificate Principal Balances of the Certificates will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount (after the distribution based on Certificate Principal Balances), pro rata based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount,

(5)           from the remaining Interest Funds for both Loan Groups, sequentially:

(a)            sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the Current Interest for that class, and

(b)           any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution Date occurs on or after the Stepdown Date and, on or after that date, whether a Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior Certificates are paid in full, before any distributions of principal are made on the Subordinate Certificates.

On any Distribution Date on or after the Stepdown Date and so long as no Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until those Senior Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date. The amount to be distributed as principal on each Distribution Date are described in more detail under “— Glossary of Terms — Definitions related to Principal Calculations and Distributions” in this free writing prospectus.

On each Distribution Date, the Principal Distribution Amount for each of Loan Group 1 and Loan Group 2 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

(1)           For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

(A)            concurrently:

(i)           from the Principal Distribution Amount for Loan Group 1, sequentially:

(a)           to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

(b)           to the classes of Class 2-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (1)(A)(ii)(a) below), in the order described in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

(ii)           from the Principal Distribution Amount for Loan Group 2, sequentially:

(a)           to the classes of Class 2-A Certificates, in the order described in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, and

(b)           to the Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (1)(A)(i)(a) above), until the Certificate Principal Balance thereof is reduced to zero,

(B)            from the remaining Principal Distribution Amounts for both Loan Groups, sequentially:

(i)           sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(ii)           any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(2)           For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts for both Loan Groups, sequentially:

(A)           in an amount up to the Class A Principal Distribution Target Amount, pro rata based on the related Class A Principal Distribution Allocation Amount for the Class 1-A and Class 2-A Certificates, concurrently:

(i)           to the Class 1-A Certificates, in an amount up to the Class 1-A Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero, and

(ii)           to the classes of Class 2-A Certificates, in an amount up to the Class 2-A Principal Distribution Amount, allocated in the order described in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, provided, however, that if (a) the Certificate Principal Balance of the Class 1-A Certificates and/or (b) the aggregate Certificate Principal Balance of the Class 2-A Certificates is reduced to zero, then any remaining unpaid Class A Principal Distribution Target Amount will be distributed to the remaining classes of Senior Certificates after distributions from clauses (i) and (ii) above (and, in the case of the Class 2-A Certificates, in the order described in clause (3) below), until the Certificate Principal Balance(s) thereof is/are reduced to zero,

(B)           sequentially, to the Class M-1, Class M-2 and Class M-3 Certificates, in that order, the Combined Class M-1, M-2 and M-3 Principal Distribution Amount, until the Certificate Principal Balances thereof are reduced to zero,

(C)           sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the Subordinate Class Principal Distribution Amount for that class, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(D)           any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(3)           On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates, those amounts will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the Certificate Principal Balance thereof is reduced to zero.

Residual Certificates. The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Certificates and on the Subordinate Certificates (as described above) and payments to the Swap Counterparty (each as described above) and the Class C Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

Overcollateralization Provisions

On the Closing Date, it is expected that the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the Adjustable Rate Certificates by approximately $30,420,000, which is approximately 1.95% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Adjustable Rate Certificates. As a result, interest collections on the Mortgage Loans are expected to exceed the amount of interest payable to the holders of the Adjustable Rate Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity’s expenses related to that Loan Group (including any Net Swap Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss Amounts in the priorities described below.

The “Excess Cashflow” with respect to any Distribution Date is the sum of (i) the amounts remaining as set forth in clause (5)(b) in “—Distributions — Distributions of Interest” and clause (1)(B)(ii) or (2)(D), as applicable, in “— Distributions — Distributions of Principal” and (ii) the Overcollateralization Reduction Amount for that Distribution Date, if any.

With respect to any Distribution Date, any Excess Cashflow and, in the case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback Excess Account and available for that Distribution Date (“Credit Comeback Excess Cashflow”), will be paid to the classes of Certificates in the following order, in each case first to the extent of the remaining Credit Comeback Excess Cashflow, if applicable, and second to the extent of the remaining Excess Cashflow:

1.
to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for Loan Group 1 and Loan Group 2, payable to those holders as part of the related Principal Distribution Amount as described under “—Distributions—Distributions of Principal” above;

2.
concurrently, to each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss Amount for the class;

3.
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for that class, and second in an amount equal to any Unpaid Realized Loss Amount for that class;

4.
to each class of Adjustable Rate Certificates, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of Adjustable Rate Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

5.	to the Carryover Reserve Fund, in an amount equal to the Required Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

6.
if and for so long as the Final Maturity OC Trigger is in effect, sequentially, in the following order: (i) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be; and (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero;

7.	to the Swap Account, in an amount equal to any Swap Termination Payment due to the Swap Counterparty as a result of a Swap Counterparty Trigger Event; and

8.	to the Class C and Class A-R Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

Following the distributions pursuant to the preceding paragraph, the Trustee will make certain distributions from the Swap Account, as described in further detail below under “ — The Swap Contract”.

The Swap Contract

Countrywide Home Loans has entered into an interest rate swap transaction with Swiss Re Financial Products Corporation (“SRFP”, and, while in the mentioned capacity, the “Swap Counterparty”), as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty (the “Swap Contract”). The Swap Contract is subject to certain ISDA definitions. On the Closing Date, pursuant to a “Swap Contract Assignment Agreement,” Countrywide Home Loans will assign its rights under the Swap Contract to The Bank of New York, as swap contract administrator (in such capacity, the “Swap Contract Administrator”), and Countrywide Home Loans, the Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the “Swap Contract Administration Agreement”) pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty. Concurrently with the assignment of the Swap Contract, the Swap Contract Administrator and the Swap Counterparty will enter into a 1992 ISDA Master Agreement (Multicurrency - Cross Border), and Schedule (the “Schedule”) and Credit Support Annex (the “Credit Support Annex”) thereto (collectively, the “ISDA Master Agreement”). The obligations of the Swap Counterparty will be fully and unconditionally guaranteed by Swiss Reinsurance Company (the “Swap Guarantor”) pursuant to a guaranty in favor of the Swap Contract Administrator (the “Swap Guaranty”).

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Contract Administrator to the Swap Counterparty under the Swap Contract will equal the product of:

(i)           a fixed rate of 5.35% per annum,

(ii)           the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to that Distribution Date, and

(iii)           the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Counterparty to the Swap Contract Administrator under the Swap Contract will equal the product of:

(i)           One-Month LIBOR (as determined by the Swap Counterparty),

(ii)           the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to that Distribution Date, and

(iii)           the actual number of days in the related calculation period, divided by 360.

With respect to any Distribution Date, the Swap Contract Administrator or the Swap Counterparty, as the case may be, will only be required to make a “Net Swap Payment” to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding that Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on that Distribution Date.

If a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under “— Distributions — Distributions of Interest” above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal Remittance Amounts, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Swap Account maintained on behalf of the swap trust.

In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (6) under “— Overcollateralization Provisions —Excess Cashflow” above and remit such amount to the Swap Account maintained on behalf of the swap trust.

In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap Account an amount equal to the sum of (a) any Current Interest and Interest Carry Forward Amounts with respect to the Swap Certificates, (b) any Net Rate Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

If the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap Contract. In the event that a Swap Termination Payment was payable by the Swap Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Swap Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap Termination Payment due to the Swap Counterparty under the original Swap Contract (the “Adjusted Replacement Upfront Amount”) will be included in the Interest Funds for Loan Group 1 and Loan Group 2 on that Distribution Date, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap Termination Payment was due to the Swap Counterparty under the original Swap Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a Swap Termination Payment was payable by the Swap Counterparty, that upfront amount or Swap Termination Payment payable by the Swap Counterparty, as the case may be, will be retained by the Swap Contract Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap Termination Payment paid by a Swap Counterparty, will be distributed to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

Following the distributions of Excess Cashflow and Credit Comeback Excess Cashflow as described under “— Overcollateralization Provisions —Excess Cashflow”, the Trustee, acting on behalf of the swap trust, will distribute all amounts on deposit in the Swap Account in the following order:

(1)           to the Swap Contract Administrator for payment to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to that Distribution Date;

(2)           to the Swap Contract Administrator for payment to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to that Distribution Date;

(3)           concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

(4)           sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the class;

(5)           to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow and Credit Comeback Excess Cashflow as described above under “— Overcollateralization Provisions” payable to such holders of each such class in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under “— Overcollateralization Provisions — Excess Cashflow” above;

(6)           concurrently, to each class of Adjustable Rate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

(7)           concurrently, to each class of Class A Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class;

(8)           sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; and

(9)           to the Swap Contract Administrator for payment to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to that Distribution Date.

The “Swap Contract Notional Balance” for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the “Swap Contract Termination Date” for the Swap Contract.

Month of Distribution Date	Swap Contract Notional Balance ($)
March 2007	1,516,319,999
April 2007	1,505,307,432
May 2007	1,492,561,606
June 2007	1,478,092,067
July 2007	1,461,914,735
August 2007	1,444,051,972
September 2007	1,282,079,365
October 2007	1,263,491,856
November 2007	1,243,485,148
December 2007	1,222,102,673
January 2008	1,199,393,482
February 2008	1,175,676,071
March 2008	831,153,914
April 2008	812,624,128
May 2008	793,291,329
June 2008	773,210,464
July 2008	752,439,588
August 2008	731,040,426
September 2008	709,078,044
October 2008	686,732,013
November 2008	665,155,374
December 2008	644,324,292
January 2009	624,214,543
February 2009	604,802,712
March 2009	450,686,677
April 2009	427,681,601
May 2009	406,018,970
June 2009	385,620,349
July 2009	366,412,056
August 2009	348,324,862
September 2009	331,369,612
October 2009	320,797,597
November 2009	310,619,490
December 2009	300,822,291
January 2010	291,390,406
February 2010	282,315,035
March 2010	225,624,479
April 2010	221,666,831
May 2010	218,022,682
June 2010	214,507,610
July 2010	211,258,560
August 2010	208,065,259
September 2010	204,991,716
October 2010	202,167,647
November 2010	199,182,427
December 2010	196,438,666
January 2011	193,462,428
February 2011	191,022,689
March 2011	188,634,093
April 2011	185,818,665
May 2011	183,132,951
June 2011	180,452,950
July 2011	177,896,362
August 2011	175,345,607
September 2011	172,914,565
October 2011	170,711,632
November 2011	168,421,048
December 2011	166,346,283
January 2012	164,128,101
February 2012	162,150,325
March 2012	159,410,795
April 2012	156,426,073
May 2012	153,767,328
June 2012	151,294,369
July 2012	149,081,126
August 2012	146,656,989
September 2012	144,447,899
October 2012	142,514,137
November 2012	140,470,106
December 2012	138,584,827
January 2013	136,548,150
February 2013	134,870,934
March 2013	133,210,898
April 2013	131,243,294
May 2013	129,344,126

Month of Distribution Date	Swap Contract Notional Balance ($)
June 2013	127,428,588
July 2013	125,579,468
August 2013	123,714,564
September 2013	121,916,233
October 2013	120,266,416
November 2013	118,533,494
December 2013	116,942,972
January 2014	115,235,638
February 2014	113,834,272
March 2014	112,454,638
April 2014	110,831,759
May 2014	109,272,854
June 2014	107,708,784
July 2014	106,205,951

A “Swap Termination Payment” is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract, as calculated pursuant to the early termination payment provisions of the ISDA Master Agreement.

The Swap Contract will be subject to early termination by the Swap Contract Administrator if at any time an “event of default” under the ISDA Master Agreement occurs and is continuing with respect to the Swap Counterparty (or any related guarantor, if applicable), in each case in accordance with the provisions of the ISDA Master Agreement. Events of default with respect to the Swap Counterparty (or any related guarantor, if applicable) include the following:

1.           a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the first business day after notice of such failure is received,

2.           a failure to comply with or perform any non-payment agreement or obligation to be complied with or performed in accordance with the ISDA Master Agreement, if such failure is not remedied on or before the thirtieth day after notice of such failure is received,

3.           if the credit rating of the Swap Counterparty falls below a required ratings threshold level established by S&P and Moody’s specified in the ISDA Master Agreement for 30 or more business days, a failure to post any collateral required if such failure is not remedied on or before the third business day after notice of such failure is received and certain other events involving the termination or repudiation of the Credit Support Annex prior to the satisfaction of all obligations under the Swap Contract,

4.           a breach of certain representations of the Swap Counterparty in the ISDA Master Agreement,

5.           (i) the occurrence or existence of a default, event of default or other similar condition or event in respect of the Swap Counterparty under one or more agreements or instruments relating to indebtedness in an aggregate amount of not less than 3% of the shareholders’ equity of the Swap Guarantor which has resulted in the acceleration or potential acceleration of such indebtedness or (ii) a default by the Swap Counterparty under such agreement or instrument in making one or more payments on the due date thereof in an aggregate amount of not less than 3% of the shareholders’ equity of the Swap Guarantor (after giving effect to any applicable notice requirement or grace period),

6.           certain insolvency or bankruptcy events, and

7.           a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract and the ISDA Master Agreement.

The Swap Contract will be subject to early termination by the Swap Counterparty if at any time an “event of default” under the ISDA Master Agreement occurs and is continuing with respect to the Swap Contract Administrator, in each case in accordance with the provisions of the ISDA Master Agreement. Events of default with respect to the Swap Contract Administrator include the following:

1.           a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the first business day after notice of such failure is received,

2.           if the Swap Counterparty is required to post collateral under the ISDA Master Agreement, a failure by the Swap Contract Administrator to return any collateral required to be returned under the Credit Support Annex if such failure is not remedied on or before the second business day after notice of such failure is received,

3.           certain insolvency or bankruptcy events, and

4.           a merger by the Swap Contract Administrator without an assumption of its obligations under the Swap Contract and the ISDA Master Agreement.

The Swap Contract will also be subject to early termination by either the Swap Counterparty or the Swap Contract Administrator (or, in some cases, by both parties) if at any time a “termination event” under the ISDA Master Agreement occurs and is continuing with respect to either party or both parties, in each case in accordance with the provisions of the ISDA Master Agreement. Termination events include the following:

1.           illegality (which generally relates to changes in law causing it to become unlawful for either party (or any related guarantor, in the case of the Swap Counterparty) to perform its obligations under the Swap Contract or guaranty, as applicable),

2.           a tax event (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax), and

3.           a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

Finally, the Swap Contract will also be subject to early termination by the party indicated below if at any time an “additional termination event” under the ISDA Master Agreement occurs and is continuing with respect to the other party, in each case in accordance with the provisions of the ISDA Master Agreement:

1.           by the Swap Counterparty, in the event of an amendment to the Pooling and Servicing Agreement that could reasonably be expected to have a material adverse effect on the Swap Counterparty without the prior written consent of the Swap Counterparty where such consent is required under the Pooling and Servicing Agreement,

2.           by the Swap Contract Administrator, in the event that (i) the credit rating of the Swap Counterparty (or any related guarantor) falls below an initial threshold level or a second, lower threshold level, each established by Moody’s and S&P and specified in the ISDA Master Agreement and (ii) the Swap Counterparty fails to take the actions required under the ISDA Master Agreement, which in some cases includes posting collateral under the Credit Support Annex, and

3.           by the Swap Contract Administrator, in the event of a failure by the Swap Counterparty to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the ISDA Master Agreement, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a replacement counterparty that (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating thresholds set forth in the ISDA Master Agreement, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any Rating Agency, if applicable.

A “Swap Counterparty Trigger Event” means an event of default under the ISDA Master Agreement with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the ISDA Master Agreement (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole affected party.

The significance percentage for the Swap Contract is less than 10%. The “significance percentage” for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate Certificate Principal Balance of the Swap Certificates. The “significance estimate” of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

The Certificates do not represent an obligation of the Swap Counterparty, the Swap Guarantor or the Swap Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under the Swap Contract, the Swap Guaranty or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty in respect of its obligations under the Swap Contract, against the Swap Guarantor in respect of its obligations under the Swap Guaranty, or against the Swap Contract Administrator in respect of its obligations under the Swap Contract Administration Agreement.

The Swap Contract, the ISDA Master Agreement, the Swap Guaranty, the Swap Contract Assignment Agreement and the Swap Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

Calculation of One-Month LIBOR

On the second LIBOR Business Day preceding the commencement of each Accrual Period for the Adjustable Rate Certificates (each such date, an “Interest Determination Date”), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits (“One-Month LIBOR”) for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The “Reference Bank Rate” with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

(1)	with an established place of business in London,

(2)	which have been designated as such by the Trustee and

(3)	which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor Master Servicer.

The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Carryover Reserve Fund

The Pooling and Servicing Agreement will require the Trustee to establish an account (the “Carryover Reserve Fund”), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

On each Distribution Date, to the extent that Excess Cashflow is available as described under “— Overcollateralization Provisions” above, the Trustee will deposit in the Carryover Reserve Fund (x) the amount needed to pay any Net Rate Carryover as described under “— Overcollateralization Provisions” above and (y) an amount equal to the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund on the Distribution Date (the “Required Carryover Reserve Fund Deposit”).

Credit Comeback Excess Account

The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the “Credit Comeback Excess Account”), which is held in trust by the Trustee on behalf of the holders of the Adjustable Rate Certificates. The Credit Comeback Excess Account will not be an asset of any REMIC.

On each Distribution Date, the Trustee will deposit in the Credit Comeback Excess Account, all Credit Comeback Excess Amounts received during the related Due Period. On each Distribution Date, all such Credit Comeback Excess Amounts received during such period will be distributed to the Adjustable Rate Certificates to restore overcollateralization and to cover any Unpaid Realized Loss Amounts as described under “—Overcollateralization Provisions”. Any Credit Comeback Excess Amounts remaining after the application of such amounts as described under “— Overcollateralization Provisions” will be distributed to the Class C Certificates and will not be available thereafter.

Final Maturity Reserve Fund

The trustee, on behalf of the reserve fund trust, will establish and maintain an account (the “Final Maturity Reserve Fund”), on behalf of the holders of the offered certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Final Maturity Reserve Fund. The Final Maturity Reserve Fund will not be an asset of the issuing entity or of any REMIC.

On each Distribution Date beginning on the Distribution Date in March 2017 up to and including the Distribution Date in February 2037, if the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) is greater than the amount specified in the table entitled “40-Year Target Schedule” for that Distribution Date (the “40-Year Target”), the Trustee will deposit an amount equal to the Final Maturity Reserve Deposit for that Distribution Date into the Final Maturity Reserve Fund, until the amount on deposit in the Final Maturity Reserve Fund is equal to the Final Maturity Funding Cap.

The “Final Maturity Reserve Deposit” for any Distribution Date beginning on the Distribution Date in March 2017 up to and including the Distribution Date in February 2037 will equal the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) and (b) the excess of (i) the Final Maturity Funding Cap for that Distribution Date over (ii) the amount on deposit in the Final Maturity Reserve Fund immediately prior to that Distribution Date.

40-Year Target Schedule

Month of Distribution Date	40-Year Target ($)
March 2017	61,080,699
April 2017	60,235,933
May 2017	59,402,647
June 2017	58,580,685
July 2017	57,769,895
August 2017	56,970,125
September 2017	56,181,227
October 2017	55,403,053
November 2017	54,635,460
December 2017	53,878,304
January 2018	53,131,443
February 2018	52,394,739
March 2018	51,668,055
April 2018	50,951,256
May 2018	50,244,206
June 2018	49,546,776
July 2018	48,858,835
August 2018	48,180,254
September 2018	47,510,908
October 2018	46,850,670
November 2018	46,199,419
December 2018	45,557,033
January 2019	44,923,392
February 2019	44,298,377
March 2019	43,681,873
April 2019	43,073,764
May 2019	42,473,936
June 2019	41,882,278
July 2019	41,298,679
August 2019	40,723,031
September 2019	40,155,225
October 2019	39,595,155
November 2019	39,042,718
December 2019	38,497,810
January 2020	37,960,329
February 2020	37,430,174
March 2020	36,907,247
April 2020	36,391,450
May 2020	35,882,686
June 2020	35,380,860
July 2020	34,885,879
August 2020	34,397,649
September 2020	33,916,080
October 2020	33,441,081
November 2020	32,972,564
December 2020	32,510,440
January 2021	32,054,624
February 2021	31,605,030
March 2021	31,161,573
April 2021	30,724,171
May 2021	30,292,742
June 2021	29,867,205
July 2021	29,447,480
August 2021	29,033,489
September 2021	28,625,153
October 2021	28,222,397
November 2021	27,825,145
December 2021	27,433,322
January 2022	27,046,855
February 2022	26,665,671
March 2022	26,289,699
April 2022	25,918,869
May 2022	25,553,110
June 2022	25,192,354
July 2022	24,836,533
August 2022	24,485,581
September 2022	24,139,431
October 2022	23,798,018
November 2022	23,461,279
December 2022	23,129,150
January 2023	22,801,568
February 2023	22,478,472
March 2023	22,159,802
April 2023	21,845,496
May 2023	21,535,497
June 2023	21,229,745
July 2023	20,928,184
August 2023	20,630,756
September 2023	20,337,405
October 2023	20,048,076
November 2023	19,762,715
December 2023	19,481,268
January 2024	19,203,681
February 2024	18,929,903
March 2024	18,659,882
April 2024	18,393,567
May 2024	18,130,907
June 2024	17,871,854
July 2024	17,616,357
August 2024	17,364,370
September 2024	17,115,844
October 2024	16,870,732
November 2024	16,628,988
December 2024	16,390,567
January 2025	16,155,423
February 2025	15,923,513
March 2025	15,694,791
April 2025	15,469,215
May 2025	15,246,742
June 2025	15,027,330
July 2025	14,810,937
August 2025	14,597,523
September 2025	14,387,047
October 2025	14,179,469
November 2025	13,974,750
December 2025	13,772,851
January 2026	13,573,734
February 2026	13,377,361
March 2026	13,183,694
April 2026	12,992,698
May 2026	12,804,335
June 2026	12,618,570
July 2026	12,435,368
August 2026	12,254,693
September 2026	12,076,512
October 2026	11,900,791
November 2026	11,727,496
December 2026	11,556,594
January 2027	11,388,053
February 2027	11,221,841
March 2027	11,057,926
April 2027	10,896,276
May 2027	10,736,862
June 2027	10,579,652
July 2027	10,424,617
August 2027	10,271,726
September 2027	10,120,952
October 2027	9,972,265
November 2027	9,825,637
December 2027	9,681,039
January 2028	9,538,445
February 2028	9,397,826
March 2028	9,259,157
April 2028	9,122,410
May 2028	8,987,559
June 2028	8,854,579
July 2028	8,723,444
August 2028	8,594,129
September 2028	8,466,609
October 2028	8,340,860
November 2028	8,216,858
December 2028	8,094,578
January 2029	7,973,998
February 2029	7,855,095
March 2029	7,737,844
April 2029	7,622,225
May 2029	7,508,214
June 2029	7,395,790
July 2029	7,284,931
August 2029	7,175,617
September 2029	7,067,825
October 2029	6,961,535
November 2029	6,856,726
December 2029	6,753,379
January 2030	6,651,474
February 2030	6,550,990
March 2030	6,451,909
April 2030	6,354,211
May 2030	6,257,877
June 2030	6,162,889
July 2030	6,069,229
August 2030	5,976,878
September 2030	5,885,819
October 2030	5,796,033
November 2030	5,707,504
December 2030	5,620,214
January 2031	5,534,147
February 2031	5,449,285
March 2031	5,365,613
April 2031	5,283,114
May 2031	5,201,772
June 2031	5,121,570
July 2031	5,042,495
August 2031	4,964,530
September 2031	4,887,659
October 2031	4,811,869
November 2031	4,737,144
December 2031	4,663,470
January 2032	4,590,833
February 2032	4,519,217
March 2032	4,448,610
April 2032	4,378,998
May 2032	4,310,366
June 2032	4,242,701
July 2032	4,175,991
August 2032	4,110,222
September 2032	4,045,381
October 2032	3,981,456
November 2032	3,918,434
December 2032	3,856,302
January 2033	3,795,049
February 2033	3,734,663
March 2033	3,675,131
April 2033	3,616,442
May 2033	3,558,584

Month of Distribution Date	40-Year Target ($)
June 2033	3,501,546
July 2033	3,445,316
August 2033	3,389,885
September 2033	3,335,240
October 2033	3,281,370
November 2033	3,228,266
December 2033	3,175,917
January 2034	3,124,312
February 2034	3,073,442
March 2034	3,023,295
April 2034	2,973,863
May 2034	2,925,135
June 2034	2,877,101
July 2034	2,829,753
August 2034	2,783,080
September 2034	2,737,074
October 2034	2,691,725
November 2034	2,647,025
December 2034	2,602,964
January 2035	2,559,533
February 2035	2,516,724
March 2035	2,474,529
April 2035	2,432,938
May 2035	2,391,944
June 2035	2,351,539
July 2035	2,311,713
August 2035	2,272,460
September 2035	2,233,772
October 2035	2,195,640
November 2035	2,158,056
December 2035	2,121,015
January 2036	2,084,507
February 2036	2,048,526
March 2036	2,013,064
April 2036	1,978,115
May 2036	1,943,670
June 2036	1,909,724
July 2036	1,876,269
August 2036	1,843,298
September 2036	1,810,805
October 2036	1,778,784
November 2036	1,747,227
December 2036	1,716,128
January 2037	1,685,481
February 2037	1,655,280

The “Final Maturity Funding Cap” for any Distribution Date beginning with the Distribution Date in March 2017 will equal the least of (i) the aggregate Certificate Principal Balance of the Adjustable Rate Certificates immediately prior to that Distribution Date, (ii) the aggregate Stated Principal Balance of all outstanding Mortgage Loans with original terms to maturity of 40 years as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) and (iii) $33,566,210.

On each Distribution Date beginning on the Distribution Date in March 2027 up to and including the Distribution Date in February 2037, if and for so long as the Final Maturity OC Trigger is in effect with respect to that Distribution Date, Excess Cashflow will be applied to reduce the aggregate Certificate Principal Balance of the Certificates in the order described above under “—Overcollateralization Provisions”.

On the Distribution Date in February 2037, all amounts on deposit in the Final Maturity Reserve Fund will be distributed as principal in the following order:

(1)           to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)) concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the Certificate Principal Balances thereof are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be;

(2)           sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; and

(3)           to the Class C Certificates, all remaining amounts.

If the mortgage loans are purchased in connection with an optional termination of the issuing entity, the funds on deposit in the Final Maturity Reserve Fund will be distributed to the Class C Certificates above after application of the purchase price pursuant to the exercise of the optional termination.

Applied Realized Loss Amounts

If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Adjustable Rate Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied first to reduce the Certificate Principal Balances of the Class B, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero. After the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, (i) if the Certificate Principal Balance of the Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, the amount of such excess will be applied to reduce the Certificate Principal Balance of the Class 1-A Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and (ii) if the aggregate Certificate Principal Balance of the Class 2-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, the amount of such excess will be applied to reduce the Certificate Principal Balance of each class of Class 2-A Certificates, pro rata, until the Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an “Applied Realized Loss Amount”.

If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the class as described in the definition of “Certificate Principal Balance” described in this free writing prospectus under “— Glossary of Terms — General Definitions ”.

ANNEX A

THE STATISTICAL CALCULATION POOL

The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1, Loan Group 2 and the Statistical Calculation Pool as a whole. Other than with respect to rates of interest, percentages are approximate. In addition, the percentages in the column entitled “Percent of Aggregate Principal Balance Outstanding” are stated by that portion of the Statistical Calculation Date Pool Principal Balance representing Loan Group 1, Loan Group 2 or the Statistical Calculation Pool as a whole. The sum of the columns below may not equal the total indicated due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown.

GROUP 1 MORTGAGE LOANS

Mortgage Loan Programs for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	25	$6,236,455	1.25%	$249,458	7.445%	360.00	572	81.4%
1/39 6-month LIBOR	1	227,700	0.05	227,700	8.484	480.00	614	90.0
2/28 6-month LIBOR	1,050	169,782,565	33.96	161,698	8.668	359.80	597	81.9
2/38 6-month LIBOR	446	95,249,924	19.05	213,565	8.234	479.85	584	78.8
2/28 6-month LIBOR - 60-month Interest Only	323	71,592,995	14.32	221,650	7.732	359.82	625	82.8
2/28 6-month LIBOR -40/30-Year Balloon	30	6,307,253	1.26	210,242	8.665	359.11	575	78.7
3/27 6-month LIBOR	57	7,711,797	1.54	135,295	8.935	359.27	601	82.8
3/37 6-month LIBOR	17	3,845,824	0.77	226,225	7.802	479.95	607	78.8
3/27 6-month LIBOR - 60-month Interest Only	18	4,646,100	0.93	258,117	7.385	359.65	633	75.7
3/27 6-month LIBOR -40/30-Year Balloon	1	135,958	0.03	135,958	7.750	359.00	591	80.0
5/25 6-month LIBOR	15	2,812,234	0.56	187,482	7.768	359.89	609	82.9
5/35 6-month LIBOR	8	1,703,714	0.34	212,964	7.736	479.59	629	84.4
5/25 6-month LIBOR - 120-month Interest Only	17	4,638,097	0.93	272,829	7.218	359.73	638	74.3
5/25 6-month LIBOR -40/30- Year Balloon	1	159,300	0.03	159,300	9.250	360.00	628	90.0
10-Year Fixed	1	91,650	0.02	91,650	7.875	120.00	621	66.9
15-Year Fixed	19	2,156,393	0.43	113,494	7.895	179.83	585	69.9
20-Year Fixed	10	1,503,942	0.30	150,394	8.143	239.77	579	81.1
25-Year Fixed	4	965,250	0.19	241,313	6.863	300.00	575	57.1
30-Year Fixed	513	84,405,464	16.88	164,533	8.061	359.71	599	77.0
30-Year Fixed - Credit Comeback	26	3,382,839	0.68	130,109	9.069	360.00	578	74.7
40-Year Fixed	105	20,327,312	4.07	193,593	8.019	479.75	584	75.0
30-Year Fixed - 60-month Interest Only	35	8,606,267	1.72	245,893	7.275	359.67	639	76.4
30/15 -Year Fixed Balloon	1	134,709	0.03	134,709	9.740	177.00	658	100.0
40/30 -Year Fixed Balloon	16	3,376,325	0.68	211,020	7.924	358.77	595	75.8
Total/Avg./Wtd. Avg.	2,739	$500,000,068	100.00%

Original Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	1,537	$274,022,754	54.80%	$178,284	8.348%	359.77	605	81.9%
ARM 480	472	101,027,162	20.21	214,041	8.210	479.85	586	78.9
Fixed 120	1	91,650	0.02	91,650	7.875	120.00	621	66.9
Fixed 180	20	2,291,102	0.46	114,555	8.003	179.67	589	71.6
Fixed 240	10	1,503,942	0.30	150,394	8.143	239.77	579	81.1
Fixed 300	4	965,250	0.19	241,313	6.863	300.00	575	57.1
Fixed 360	590	99,770,895	19.95	169,103	8.023	359.68	601	76.9
Fixed 480	105	20,327,312	4.07	193,593	8.019	479.75	584	75.0
Total/Avg./Wtd. Avg.	2,739	$500,000,068	100.00%

Mortgage Loan Principal Balances for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$25,000.01 - $50,000.00	18	$844,488	0.17%	$46,916	10.876%	359.65	575	75.9%
$50,000.01 - $75,000.00	209	13,319,597	2.66	63,730	9.801	369.66	601	83.9
$75,000.01 - $100,000.00	317	27,898,061	5.58	88,007	8.934	368.18	597	82.3
$100,000.01 - $150,000.00	694	86,977,292	17.40	125,328	8.619	377.01	595	81.1
$150,000.01 - $200,000.00	556	96,741,711	19.35	173,996	8.309	388.24	600	79.8
$200,000.01 - $250,000.00	330	73,965,790	14.79	224,139	8.119	392.24	596	79.0
$250,000.01 - $300,000.00	237	65,053,609	13.01	274,488	7.887	392.48	599	77.3
$300,000.01 - $350,000.00	190	61,528,698	12.31	323,835	7.810	398.27	598	80.3
$350,000.01 - $400,000.00	140	52,729,777	10.55	376,641	7.915	395.21	602	79.5
$400,000.01 - $450,000.00	35	14,420,955	2.88	412,027	7.955	378.41	616	82.2
$450,000.01 - $500,000.00	8	3,865,690	0.77	483,211	7.448	403.91	627	75.2
$500,000.01 - $550,000.00	5	2,654,400	0.53	530,880	7.818	383.64	665	78.9
Total/Avg./Wtd. Avg.	2,739	$500,000,068	100.00%

State Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	30	$3,386,905	0.68%	$112,897	8.821%	355.25	602	86.1%
Alaska	16	3,409,162	0.68	213,073	8.736	364.66	611	89.2
Arizona	121	21,692,734	4.34	179,279	8.057	405.37	611	81.2
Arkansas	10	1,050,991	0.21	105,099	8.810	386.62	591	87.9
California	339	93,756,630	18.75	276,568	7.588	410.41	596	72.7
Colorado	46	6,822,446	1.36	148,314	8.309	384.75	615	80.9
Connecticut	50	10,232,416	2.05	204,648	8.472	395.92	603	83.4
Delaware	7	1,271,941	0.25	181,706	8.125	378.55	570	86.2
District of Columbia	7	1,734,530	0.35	247,790	8.199	409.29	573	70.1
Florida	303	55,236,906	11.05	182,300	8.397	394.13	599	80.7
Georgia	161	22,760,426	4.55	141,369	8.739	377.33	603	86.1
Hawaii	6	1,720,797	0.34	286,800	7.753	385.35	620	74.5
Idaho	29	4,807,289	0.96	165,769	8.512	385.44	594	87.2
Illinois	90	17,410,967	3.48	193,455	8.476	380.38	609	83.7
Indiana	33	4,105,508	0.82	124,409	8.770	367.75	616	88.1
Iowa	23	2,278,720	0.46	99,075	8.810	369.55	614	84.1
Kansas	21	2,794,890	0.56	133,090	9.010	370.96	595	83.4
Kentucky	20	2,453,089	0.49	122,654	8.777	378.38	605	86.0
Louisiana	21	2,825,794	0.57	134,562	8.410	373.72	587	77.5
Maine	15	2,535,080	0.51	169,005	8.450	381.79	600	79.8
Maryland	88	18,653,781	3.73	211,975	7.980	391.52	588	76.7
Massachusetts	73	17,723,841	3.54	242,792	7.755	388.04	606	77.8
Michigan	85	10,001,402	2.00	117,664	8.974	369.29	603	86.8
Minnesota	27	5,257,541	1.05	194,724	8.348	373.32	629	86.1
Mississippi	11	1,238,506	0.25	112,591	8.823	350.81	580	84.7
Missouri	73	8,011,234	1.60	109,743	9.367	370.15	587	87.0
Montana	2	324,100	0.06	162,050	8.165	360.00	575	83.8
Nebraska	5	574,119	0.11	114,824	8.569	311.51	588	84.5
Nevada	37	8,284,292	1.66	223,900	7.977	388.15	600	82.2
New Hampshire	10	1,996,605	0.40	199,661	8.765	371.45	575	77.5
New Jersey	85	21,884,905	4.38	257,469	8.364	377.81	585	75.7
New Mexico	22	3,527,734	0.71	160,352	8.424	378.61	607	85.5
New York	111	29,086,385	5.82	262,040	7.693	385.30	598	75.0
North Carolina	68	8,750,516	1.75	128,684	8.983	364.47	595	86.1
North Dakota	2	144,350	0.03	72,175	9.560	429.50	597	86.6
Ohio	53	4,770,142	0.95	90,003	9.611	362.41	601	87.6
Oklahoma	30	2,819,993	0.56	94,000	8.801	369.74	598	84.1
Oregon	39	8,320,839	1.66	213,355	8.192	381.69	607	82.2
Pennsylvania	59	7,983,744	1.60	135,318	8.601	381.97	598	82.0
Rhode Island	7	1,396,314	0.28	199,473	8.417	377.38	582	71.9
South Carolina	38	5,294,393	1.06	139,326	8.741	389.48	603	83.8
South Dakota	3	342,900	0.07	114,300	8.779	360.00	645	81.6
Tennessee	60	7,395,171	1.48	123,253	8.846	382.09	595	89.2
Texas	165	19,316,211	3.86	117,068	8.558	356.86	594	82.0
Utah	45	7,977,697	1.60	177,282	8.271	371.38	610	82.2
Vermont	2	331,350	0.07	165,675	8.922	393.08	583	81.4
Virginia	74	14,062,663	2.81	190,036	8.209	379.50	591	78.3
Washington	63	14,274,980	2.85	226,587	7.875	383.87	613	82.6
West Virginia	8	1,142,950	0.23	142,869	8.822	402.66	589	85.0
Wisconsin	42	6,168,727	1.23	146,874	9.300	377.23	603	86.5
Wyoming	4	655,460	0.13	163,865	8.374	408.60	599	80.7
Total/Avg./Wtd. Avg.	2,739	$500,000,068	100.00%

Loan-to-Value Ratios for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	119	$20,780,818	4.16%	$174,629	7.747%	392.25	579	40.7%
50.01 - 55.00	43	8,782,686	1.76	204,249	7.650	393.88	575	52.4
55.01 - 60.00	67	14,420,929	2.88	215,238	7.741	396.40	584	58.1
60.01 - 65.00	112	23,866,724	4.77	213,096	7.760	400.85	576	63.4
65.01 - 70.00	141	27,840,489	5.57	197,450	8.004	392.47	582	68.2
70.01 - 75.00	183	38,824,022	7.76	212,153	7.900	394.06	588	73.9
75.01 - 80.00	748	126,568,985	25.31	169,210	8.035	380.33	611	79.4
80.01 - 85.00	365	71,468,681	14.29	195,805	8.233	390.48	584	84.3
85.01 - 90.00	499	96,905,181	19.38	194,199	8.385	387.74	612	89.5
90.01 - 95.00	313	51,951,888	10.39	165,980	9.023	385.80	603	94.7
95.01 - 100.00	149	18,589,665	3.72	124,763	9.520	376.24	627	99.9
Total/Avg./Wtd. Avg.	2,739	$500,000,068	100.00%

Combined Loan-to-Value Ratios(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	118	$20,543,718	4.11%	$174,099	7.757%	392.62	579	40.6%
50.01 - 55.00	42	8,592,686	1.72	204,588	7.675	394.63	574	52.4
55.01 - 60.00	66	14,095,929	2.82	213,575	7.720	394.47	585	58.0
60.01 - 65.00	112	23,866,724	4.77	213,096	7.760	400.85	576	63.4
65.01 - 70.00	139	27,228,489	5.45	195,888	8.008	391.59	580	68.2
70.01 - 75.00	178	38,311,586	7.66	215,234	7.905	395.54	586	73.8
75.01 - 80.00	379	72,570,485	14.51	191,479	8.103	382.31	586	79.0
80.01 - 85.00	365	71,344,181	14.27	195,464	8.226	390.53	584	84.2
85.01 - 90.00	503	97,794,365	19.56	194,422	8.372	387.99	611	89.4
90.01 - 95.00	317	52,650,498	10.53	166,090	9.010	385.45	604	94.5
95.01 - 100.00	520	73,001,407	14.60	140,387	8.353	377.13	641	84.8
Total/Avg./Wtd. Avg.	2,739	$500,000,068	100.00%

____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
5.001 - 5.500	7	$1,788,451	0.36%	$255,493	5.358%	416.11	579	59.7%
5.501 - 6.000	25	7,661,056	1.53	306,442	5.826	405.77	613	74.4
6.001 - 6.500	87	21,893,163	4.38	251,646	6.363	391.24	623	72.2
6.501 - 7.000	241	55,913,144	11.18	232,005	6.836	383.47	613	74.4
7.001 - 7.500	317	70,119,143	14.02	221,196	7.327	387.31	606	77.5
7.501 - 8.000	453	86,958,384	17.39	191,961	7.817	388.61	603	78.9
8.001 - 8.500	376	68,196,632	13.64	181,374	8.308	388.47	601	80.7
8.501 - 9.000	390	65,580,136	13.12	168,154	8.803	386.03	595	82.0
9.001 - 9.500	263	43,001,785	8.60	163,505	9.297	389.52	586	83.5
9.501 - 10.000	269	40,445,358	8.09	150,354	9.782	382.81	583	84.5
10.001 - 10.500	145	18,774,591	3.75	129,480	10.278	384.49	578	86.7
10.501 - 11.000	105	13,434,037	2.69	127,943	10.763	397.24	579	86.6
11.001 - 11.500	38	4,230,752	0.85	111,336	11.288	382.68	588	87.9
11.501 - 12.000	18	1,557,900	0.31	86,550	11.805	359.82	579	87.9
12.501 - 13.000	3	350,250	0.07	116,750	12.796	440.60	621	90.3
Greater than 14.000	2	95,287	0.02	47,643	15.162	359.00	551	92.6
Total/Avg./Wtd. Avg.	2,739	$500,000,068	100.00%

Types of Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	2,155	$384,128,800	76.83%	$178,250	8.237%	388.37	597	79.8%
Planned Unit Development	342	65,318,684	13.06	190,990	8.299	383.17	603	82.4
Low-Rise Condominium	138	25,190,320	5.04	182,539	8.164	388.81	614	78.7
Two Family Home	78	17,076,172	3.42	218,925	8.178	382.20	612	77.7
Three Family Home	11	3,741,242	0.75	340,113	7.617	387.41	613	71.3
Four Family Home	8	3,150,500	0.63	393,813	8.257	399.29	646	77.7
High-Rise Condominium	7	1,394,350	0.28	199,193	8.672	384.24	560	77.2
Total/Avg./Wtd. Avg.	2,739	$500,000,068	100.00%

Loan Purposes for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	1,696	$357,965,530	71.59%	$211,065	8.065%	390.15	592	77.7%
Purchase	793	99,615,188	19.92	125,618	8.894	376.38	623	87.2
Refinance - Rate/Term	250	42,419,350	8.48	169,677	8.137	391.82	603	81.5
Total/Avg./Wtd. Avg.	2,739	$500,000,068	100.00%

Occupancy Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	2,534	$465,207,695	93.04%	$183,586	8.187%	387.81	595	79.7%
Investment Property	148	24,839,943	4.97	167,837	9.090	390.81	657	83.9
Second Home	57	9,952,430	1.99	174,604	8.406	367.42	654	80.3
Total/Avg./Wtd. Avg.	2,739	$500,000,068	100.00%
____________
(1) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1 - 120	1	$91,650	0.02%	$91,650	7.875%	120.00	621	66.9%
121 - 180	20	2,291,102	0.46	114,555	8.003	179.67	589	71.6
181 - 300	14	2,469,192	0.49	176,371	7.643	263.32	578	71.7
301 - 360	2,127	373,793,649	74.76	175,737	8.261	359.75	604	80.5
Greater than 360	577	121,354,474	24.27	210,320	8.178	479.84	585	78.2
Total/Avg./Wtd. Avg.	2,739	$500,000,068	100.00%

Loan Documentation Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	1,664	$281,785,782	56.36%	$169,342	7.994%	386.09	594	82.6%
Stated Income	1,075	218,214,285	43.64	202,990	8.549	389.43	607	76.4
Total/Avg./Wtd. Avg.	2,739	$500,000,068	100.00%

Credit Bureau Risk Scores(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
781 - 800	6	$967,090	0.19%	$161,182	9.685%	398.97	787	93.7%
761 - 780	4	794,022	0.16	198,505	9.509	381.07	770	88.6
741 - 760	14	3,686,973	0.74	263,355	8.233	373.37	750	81.2
721 - 740	18	3,049,996	0.61	169,444	7.648	367.43	728	83.5
701 - 720	34	6,332,446	1.27	186,248	7.736	380.69	708	79.4
681 - 700	69	13,480,744	2.70	195,373	7.836	373.12	689	83.2
661 - 680	137	27,078,599	5.42	197,654	7.828	376.78	670	83.4
641 - 660	276	49,626,972	9.93	179,808	8.062	383.33	650	82.6
621 - 640	268	47,601,330	9.52	177,617	7.945	377.34	631	82.5
601 - 620	474	85,082,686	17.02	179,499	8.071	383.38	610	80.9
581 - 600	395	74,529,672	14.91	188,683	8.100	386.89	591	80.2
561 - 580	389	71,371,714	14.27	183,475	8.363	387.79	570	79.3
541 - 560	317	57,230,722	11.45	180,539	8.586	403.93	550	78.3
521 - 540	200	34,882,763	6.98	174,414	8.823	405.89	530	74.4
501 - 520	135	23,881,840	4.78	176,903	8.910	393.11	511	70.9
500 or Less	3	402,500	0.08	134,167	8.378	411.43	500	69.2
Total/Avg./Wtd. Avg.	2,739	$500,000,068	100.00%

____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	2,288	$406,915,892	81.38%	$177,848	8.220%	384.06	606	81.8%
A-	170	36,885,557	7.38	216,974	8.059	393.38	576	74.0
B	164	33,311,511	6.66	203,119	8.414	406.30	566	72.9
C	104	20,041,370	4.01	192,705	8.552	411.73	559	65.7
C-	5	1,201,490	0.24	240,298	8.572	421.12	542	64.1
D	8	1,644,249	0.33	205,531	8.487	421.74	556	59.9
Total/Avg./Wtd. Avg.	2,739	$500,000,068	100.00%

Prepayment Penalty Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	892	$156,385,127	31.28%	$175,320	8.538%	380.33	601	80.6%
12	152	38,219,581	7.64	251,445	7.961	384.52	601	76.2
24	1,329	240,750,084	48.15	181,151	8.173	394.25	597	80.8
36	366	64,645,276	12.93	176,626	7.906	381.85	605	76.8
Total/Avg./Wtd. Avg.	2,739	$500,000,068	100.00%

Months to Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	6	25	$6,236,455	1.66%	$249,458	7.445%	360.00	572	81.4%
7 - 12	12	1	227,700	0.06	227,700	8.484	480.00	614	90.0
13 - 18	18	1	63,944	0.02	63,944	10.350	474.00	536	80.0
19 - 24	24	1,848	342,868,792	91.42	185,535	8.352	393.12	599	81.2
25 - 31	30	1	128,451	0.03	128,451	10.000	354.00	588	80.0
32 - 37	36	92	16,211,228	4.32	176,209	8.204	388.05	612	79.8
38 or Greater	60	41	9,313,346	2.48	227,155	7.514	381.71	627	79.0
Total/Avg./Wtd. Avg.		2,009	$375,049,917	100.00%

Gross Margins for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.001 - 2.000	1	$193,440	0.05%	$193,440	7.500%	360.00	600	78.0%
2.001 - 3.000	4	840,199	0.22	210,050	7.113	422.13	554	68.2
3.001 - 4.000	5	1,152,171	0.31	230,434	7.379	400.31	634	74.3
4.001 - 5.000	37	7,034,055	1.88	190,110	7.912	394.33	602	83.6
5.001 - 6.000	190	39,388,190	10.50	207,306	7.815	394.25	601	76.6
6.001 - 7.000	1,501	273,915,863	73.03	182,489	8.306	393.42	600	81.5
7.001 - 8.000	245	48,508,260	12.93	197,993	8.749	383.24	597	81.9
8.001 - 9.000	22	3,713,273	0.99	168,785	9.387	378.36	608	84.2
9.001 - 10.000	4	304,466	0.08	76,116	10.072	383.35	606	88.2
Total/Avg./Wtd. Avg.	2,009	$375,049,917	100.00%
____________
(1)	The weighted average Gross Margin for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 6.575%.

Maximum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
11.501 - 12.000	2	$777,000	0.21%	$388,500	5.750%	419.27	610	63.9%
12.001 - 12.500	12	2,742,940	0.73	228,578	5.687	403.85	596	65.9
12.501 - 13.000	34	9,301,552	2.48	273,575	6.129	403.87	613	72.8
13.001 - 13.500	75	18,260,655	4.87	243,475	6.603	397.67	611	75.1
13.501 - 14.000	180	42,763,850	11.40	237,577	7.047	391.99	610	77.7
14.001 - 14.500	235	50,591,067	13.49	215,281	7.478	393.07	603	78.5
14.501 - 15.000	312	61,280,150	16.34	196,411	7.952	390.15	604	80.6
15.001 - 15.500	272	51,301,774	13.68	188,609	8.420	392.91	602	82.4
15.501 - 16.000	277	47,250,967	12.60	170,581	8.896	388.91	599	83.7
16.001 - 16.500	191	32,796,386	8.74	171,709	9.372	397.49	587	83.8
16.501 - 17.000	195	30,233,992	8.06	155,046	9.809	385.94	584	84.2
17.001 - 17.500	105	13,029,938	3.47	124,095	10.277	380.98	589	88.1
17.501 - 18.000	78	10,387,013	2.77	133,167	10.764	403.50	582	85.8
18.001 - 18.500	24	2,770,267	0.74	115,428	11.258	386.47	584	88.7
18.501 - 19.000	13	1,166,223	0.31	89,709	11.843	360.00	587	88.1
Greater than 19.500	4	396,145	0.11	99,036	13.153	431.15	608	90.3
Total/Avg./Wtd. Avg.	2,009	$375,049,917	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 15.181%.

Initial Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	33	$7,443,935	1.98%	$225,574	7.624%	361.61	578	80.7%
1.500	1,615	299,131,379	79.76	185,221	8.338	394.45	600	81.9
2.000	3	440,862	0.12	146,954	8.982	358.51	587	79.0
3.000	358	68,033,741	18.14	190,038	8.258	385.43	601	77.7
Total/Avg./Wtd. Avg.	2,009	$375,049,917	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.763%.

Subsequent Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	358	$68,258,221	18.20%	$190,665	8.275%	383.93	596	78.3%
1.500	1,651	306,791,696	81.80	185,822	8.318	393.94	601	81.7
Total/Avg./Wtd. Avg.	2,009	$375,049,917	100.00%
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.409%.

Minimum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
5.001 - 6.000	31	$9,201,407	2.45%	$296,820	5.737%	409.02	605	71.2%
6.001 - 7.000	210	51,048,560	13.61	243,088	6.698	393.07	613	76.4
7.001 - 8.000	521	108,768,632	29.00	208,769	7.605	392.85	605	79.6
8.001 - 9.000	564	104,346,399	27.82	185,011	8.543	391.96	600	82.1
9.001 - 10.000	432	70,387,504	18.77	162,934	9.531	388.84	588	84.0
Greater than 10.000	251	31,297,416	8.34	124,691	10.627	390.95	584	86.6
Total/Avg./Wtd. Avg.	2,009	$375,049,917	100.00%

____________
(1)	The weighted average Minimum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 8.312%.

Next Adjustment Dates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
August 2007	25	$6,236,455	1.66%	$249,458	7.445%	360.00	572	81.4%
February 2008	1	227,700	0.06	227,700	8.484	480.00	614	90.0
August 2008	1	63,944	0.02	63,944	10.350	474.00	536	80.0
September 2008	1	152,000	0.04	152,000	7.750	355.00	614	80.0
October 2008	3	196,956	0.05	65,652	9.664	356.00	597	84.9
November 2008	13	2,402,795	0.64	184,830	8.723	368.34	586	78.6
December 2008	47	8,073,472	2.15	171,776	8.746	380.22	586	73.6
January 2009	222	42,788,523	11.41	192,741	8.282	388.19	598	79.0
February 2009	1,562	289,255,046	77.12	185,182	8.347	394.46	599	81.7
August 2009	1	128,451	0.03	128,451	10.000	354.00	588	80.0
November 2009	5	485,839	0.13	97,168	9.902	357.00	589	85.5
December 2009	7	1,031,033	0.27	147,290	9.210	358.00	607	81.6
January 2010	22	3,320,997	0.89	150,954	8.220	366.15	620	75.9
February 2010	58	11,373,360	3.03	196,092	8.035	398.49	611	80.5
January 2012	11	2,481,055	0.66	225,550	7.417	402.21	641	80.4
February 2012	30	6,832,291	1.82	227,743	7.549	374.26	622	78.5
Total/Avg./Wtd. Avg.	2,009	$375,049,917	100.00%
____________
(1)	The weighted average Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is February 2009.

Interest Only Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	2,346	$410,516,609	82.10%	$174,986	8.365%	393.60	593	79.6%
60	376	84,845,362	16.97	225,653	7.667	359.80	627	81.8
120	17	4,638,097	0.93	272,829	7.218	359.73	638	74.3
Total/Avg./Wtd. Avg.	2,739	$500,000,068	100.00%

GROUP 2 MORTGAGE LOANS

Mortgage Loan Programs for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	12	$3,631,001	0.50%	$302,583	8.543%	360.00	567	82.3%
2/28 6-month LIBOR	1,063	203,607,178	28.20	191,540	8.718	359.77	602	82.7
2/38 6-month LIBOR	341	91,322,221	12.65	267,807	8.352	479.84	602	81.5
2/28 6-month LIBOR - 120-month Interest Only	2	1,036,000	0.14	518,000	7.323	354.54	704	79.4
2/28 6-month LIBOR - 60-month Interest Only	501	150,086,636	20.79	299,574	7.795	359.70	639	82.2
2/28 6-month LIBOR - 40/30-Year Balloon	21	4,437,890	0.61	211,328	8.119	358.50	629	80.3
3/27 1-year CMT	1	111,841	0.02	111,841	7.750	358.00	655	90.0
3/27 12-month LIBOR	3	377,446	0.05	125,815	5.903	356.39	663	60.3
3/27 6-month LIBOR	66	11,502,090	1.59	174,274	8.525	359.18	615	80.9
3/37 12-month LIBOR	3	625,692	0.09	208,564	5.593	478.46	704	67.0
3/37 6-month LIBOR	5	1,431,950	0.20	286,390	8.138	480.00	602	82.2
3/27 6-month LIBOR - 120-month Interest Only	2	475,200	0.07	237,600	6.132	358.59	669	62.3
3/27 6-month LIBOR - 60-month Interest Only	28	8,511,303	1.18	303,975	7.602	359.63	645	82.7
3/27 12-month LIBOR - 120-month Interest Only	12	3,534,325	0.49	294,527	6.191	358.79	698	65.4
3/27 12-month LIBOR - 36-month Interest Only	5	1,458,860	0.20	291,772	6.029	354.65	652	78.2
3/27 6-month LIBOR - 40/30-Year Balloon	1	204,933	0.03	204,933	8.375	355.00	640	90.0
5/25 12-month LIBOR	14	2,309,814	0.32	164,987	6.480	358.48	690	65.1
5/25 6-month LIBOR	28	5,811,015	0.80	207,536	7.482	359.76	620	75.1
5/35 6-month LIBOR	7	1,964,829	0.27	280,690	7.532	479.70	589	76.5
5/35 12-month LIBOR	4	964,980	0.13	241,245	5.895	478.98	633	69.3
5/25 6-month LIBOR - 120-month Interest Only	45	13,336,470	1.85	296,366	6.771	358.87	653	78.7
5/25 12-month LIBOR - 120-month Interest Only	93	20,074,855	2.78	215,859	6.544	359.47	700	67.6
5/25 12-month LIBOR - 60-month Interest Only	12	1,949,441	0.27	162,453	6.705	358.44	686	53.5
5/35 12-month LIBOR - 120-month Interest Only	1	150,600	0.02	150,600	4.750	480.00	751	66.1
5/25 6-month LIBOR - 40/30-Year Balloon	1	281,664	0.04	281,664	7.400	355.00	670	95.0
7/23 12-month LIBOR	2	437,962	0.06	218,981	5.398	358.96	669	74.1
7/23 12-month LIBOR - 120-month Interest Only	10	2,608,332	0.36	260,833	6.501	360.00	698	63.1
7/23 12-month LIBOR - 84-month Interest Only	1	192,000	0.03	192,000	6.375	346.00	648	80.0
7/23 6-month LIBOR - 120-month Interest Only	2	565,920	0.08	282,960	6.676	359.32	669	70.8
10/20 12-month LIBOR	2	645,668	0.09	322,834	6.156	359.42	647	65.1
10/30 1-year CMT	2	346,322	0.05	173,161	6.692	479.41	717	80.0
10/30 12-month LIBOR	3	812,092	0.11	270,697	6.560	477.33	669	77.8
10/20 12-month LIBOR - 120-month Interest Only	15	3,356,000	0.46	223,733	6.222	359.15	695	58.7
10-Year Fixed	1	110,000	0.02	110,000	8.750	120.00	518	56.4
15-Year Fixed	29	3,711,209	0.51	127,973	7.968	179.91	596	72.6
15-Year Fixed - Credit Comeback	2	106,869	0.01	53,434	10.267	179.53	599	52.2
20-Year Fixed	14	1,741,574	0.24	124,398	7.648	239.93	615	74.1
25-Year Fixed	2	286,598	0.04	143,299	10.710	300.00	543	79.6
30-Year Fixed	638	113,195,923	15.68	177,423	8.065	359.83	608	77.7

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year Fixed - Credit Comeback	59	8,968,098	1.24	152,002	8.849	359.95	595	81.1
40-Year Fixed	157	33,382,080	4.62	212,625	7.937	479.87	601	80.5
40-Year Fixed - Credit Comeback	12	2,325,268	0.32	193,772	8.532	479.87	613	79.7
30-Year Fixed - 60-month Interest Only	59	17,926,614	2.48	303,841	7.519	359.82	641	79.5
30/15-Year Fixed Balloon	1	55,978	0.01	55,978	10.570	179.00	547	70.0
40/30-Year Fixed Balloon	7	1,982,878	0.27	283,268	8.759	359.27	607	79.2
Total/Avg./Wtd. Avg.	3,289	$721,955,620	100.00%

Original Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	1,942	$440,543,844	61.02%	$226,851	8.093%	359.61	626	80.8%
ARM 480	366	97,618,687	13.52	266,718	8.264	479.80	604	81.1
Fixed 120	1	110,000	0.02	110,000	8.750	120.00	518	56.4
Fixed 180	32	3,874,056	0.54	121,064	8.069	179.89	595	72.0
Fixed 240	14	1,741,574	0.24	124,398	7.648	239.93	615	74.1
Fixed 300	2	286,598	0.04	143,299	10.710	300.00	543	79.6
Fixed 360	763	142,073,514	19.68	186,204	8.055	359.83	611	78.2
Fixed 480	169	35,707,348	4.95	211,286	7.976	479.87	602	80.4
Total/Avg./Wtd. Avg.	3,289	$721,955,620	100.00%

Mortgage Loan Principal Balances for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$0.01 - $25,000.00	1	$19,250	(1)	$19,250	7.500%	360.00	558	45.8%
$25,000.01 - $50,000.00	19	911,941	0.13%	47,997	10.191	360.79	596	67.9
$50,000.01 - $75,000.00	240	15,265,286	2.11	63,605	9.601	361.41	599	77.6
$75,000.01 - $100,000.00	315	27,582,959	3.82	87,565	9.034	365.05	598	78.1
$100,000.01 - $150,000.00	733	91,954,567	12.74	125,450	8.625	372.59	607	79.3
$150,000.01 - $200,000.00	573	99,866,193	13.83	174,287	8.331	379.21	616	79.2
$200,000.01 - $250,000.00	433	96,580,379	13.38	223,049	8.112	385.16	622	80.7
$250,000.01 - $300,000.00	267	73,026,257	10.12	273,507	7.783	378.20	629	80.1
$300,000.01 - $350,000.00	170	55,169,048	7.64	324,524	7.874	378.70	625	81.2
$350,000.01 - $400,000.00	111	41,653,015	5.77	375,252	7.924	385.70	630	81.9
$400,000.01 - $450,000.00	153	65,657,926	9.09	429,137	7.724	387.11	620	81.7
$450,000.01 - $500,000.00	116	55,354,770	7.67	477,196	7.819	399.96	616	80.3
$500,000.01 - $550,000.00	40	21,007,906	2.91	525,198	7.690	386.60	620	82.0
$550,000.01 - $600,000.00	47	27,001,866	3.74	574,508	7.810	372.20	622	81.5
$600,000.01 - $650,000.00	22	13,754,885	1.91	625,222	8.091	370.71	628	77.6
$650,000.01 - $700,000.00	21	14,165,458	1.96	674,546	7.418	382.55	622	84.7
$700,000.01 - $750,000.00	11	7,967,026	1.10	724,275	7.654	370.80	617	82.8
$750,000.01 - $800,000.00	4	3,134,253	0.43	783,563	8.656	359.75	634	80.3
$800,000.01 - $850,000.00	4	3,327,250	0.46	831,813	7.461	450.25	626	78.2
$850,000.01 - $900,000.00	2	1,755,000	0.24	877,500	7.781	360.00	626	71.5
Greater than $900,000.00	7	6,800,384	0.94	971,483	7.025	359.43	605	71.5
Total/Avg./Wtd. Avg.	3,289	$721,955,620	100.00%
____________
(1) Less than .01%.

State Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	54	$6,995,197	0.97%	$129,541	9.065%	363.69	601	81.1%
Alaska	4	910,100	0.13	227,525	9.101	360.00	624	85.6
Arizona	156	32,371,378	4.48	207,509	8.146	394.31	608	79.1
Arkansas	9	1,168,307	0.16	129,812	9.181	384.76	607	83.3
California	385	149,007,017	20.64	387,031	7.353	382.86	631	78.6
Colorado	44	11,477,649	1.59	260,856	8.081	380.49	624	81.8
Connecticut	38	9,060,118	1.25	238,424	7.792	383.72	606	70.2
Delaware	9	1,709,797	0.24	189,977	8.549	403.70	600	84.9
District of Columbia	11	3,898,767	0.54	354,433	7.821	420.44	616	80.6
Florida	523	110,060,951	15.24	210,442	8.065	381.73	627	79.2
Georgia	100	18,282,572	2.53	182,826	9.332	367.25	605	86.2
Hawaii	12	5,008,950	0.69	417,413	8.123	384.82	619	80.1
Idaho	20	4,043,264	0.56	202,163	7.662	385.89	620	80.7
Illinois	134	27,053,640	3.75	201,893	8.426	377.63	629	81.6
Indiana	33	3,365,890	0.47	101,997	9.279	361.29	615	84.9
Iowa	13	2,289,482	0.32	176,114	8.636	359.94	620	82.4
Kansas	6	593,385	0.08	98,897	9.958	375.56	566	75.9
Kentucky	27	2,987,485	0.41	110,648	8.633	368.43	622	85.7
Louisiana	49	6,429,620	0.89	131,217	9.116	350.04	595	82.7
Maine	14	2,523,684	0.35	180,263	8.297	393.16	599	82.4
Maryland	79	22,421,038	3.11	283,811	7.946	392.93	609	78.6
Massachusetts	58	13,371,673	1.85	230,546	8.196	388.16	609	78.5
Michigan	123	14,734,656	2.04	119,794	9.343	370.04	607	83.7
Minnesota	18	3,759,437	0.52	208,858	8.460	376.80	627	77.5
Mississippi	28	3,287,987	0.46	117,428	9.004	372.66	594	87.2
Missouri	62	9,043,886	1.25	145,869	8.664	374.38	601	82.8
Montana	13	3,177,325	0.44	244,410	7.858	376.21	618	81.7
Nebraska	3	344,200	0.05	114,733	7.563	386.39	621	82.5
Nevada	72	17,894,198	2.48	248,531	7.675	385.82	621	81.7
New Hampshire	13	3,428,750	0.47	263,750	8.044	370.85	601	80.6
New Jersey	104	30,365,219	4.21	291,973	8.239	379.28	606	78.5
New Mexico	18	2,319,754	0.32	128,875	9.370	376.67	594	86.1
New York	121	42,048,365	5.82	347,507	7.885	397.79	623	78.4
North Carolina	54	8,427,155	1.17	156,058	8.876	369.61	601	84.5
North Dakota	2	234,000	0.03	117,000	9.710	360.00	604	89.1
Ohio	49	6,686,694	0.93	136,463	8.897	366.51	606	86.3
Oklahoma	21	2,527,817	0.35	120,372	8.923	372.52	611	84.0
Oregon	44	9,121,453	1.26	207,306	7.795	389.16	622	76.3
Pennsylvania	118	15,123,581	2.09	128,166	8.954	368.95	596	81.0
Rhode Island	6	1,187,219	0.16	197,870	9.397	405.77	578	81.5
South Carolina	37	5,093,967	0.71	137,675	9.068	381.10	595	83.3
South Dakota	4	460,900	0.06	115,225	9.650	360.00	598	86.0
Tennessee	65	8,729,809	1.21	134,305	8.688	363.74	607	84.5
Texas	253	34,194,351	4.74	135,156	8.698	360.73	614	85.5
Utah	48	10,763,141	1.49	224,232	8.092	367.77	631	80.2
Vermont	3	482,204	0.07	160,735	8.012	394.72	616	75.6
Virginia	101	25,834,430	3.58	255,786	7.937	382.98	614	78.4
Washington	91	21,608,750	2.99	237,459	7.907	382.03	618	81.0
West Virginia	13	2,331,553	0.32	179,350	7.867	372.70	602	87.0
Wisconsin	19	2,365,723	0.33	124,512	8.952	343.33	591	81.4
Wyoming	8	1,349,133	0.19	168,642	8.290	359.04	618	85.4
Total/Avg./Wtd. Avg.	3,289	$721,955,620	100.00%

Loan-to-Value Ratios for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	136	$22,820,431	3.16%	$167,797	7.361%	366.56	626	41.9%
50.01 - 55.00	61	13,905,874	1.93	227,965	7.040	378.92	621	52.5
55.01 - 60.00	98	18,362,322	2.54	187,371	7.227	378.71	605	58.0
60.01 - 65.00	106	21,059,009	2.92	198,670	7.597	368.65	589	63.4
65.01 - 70.00	172	37,837,301	5.24	219,984	7.696	383.56	601	68.7
70.01 - 75.00	239	54,565,200	7.56	228,306	7.907	391.99	587	73.7
75.01 - 80.00	1,251	274,748,358	38.06	219,623	7.880	376.96	638	79.7
80.01 - 85.00	290	68,678,512	9.51	236,822	8.244	390.44	597	84.1
85.01 - 90.00	438	105,441,151	14.60	240,733	8.419	382.17	611	89.5
90.01 - 95.00	302	66,918,714	9.27	221,585	9.062	380.81	607	94.7
95.01 - 100.00	196	37,618,747	5.21	191,932	9.121	380.48	634	99.9
Total/Avg./Wtd. Avg.	3,289	$721,955,620	100.00%

Combined Loan-to-Value Ratios(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	135	$22,635,456	3.14%	$167,670	7.364%	366.61	626	41.8%
50.01 - 55.00	61	13,905,874	1.93	227,965	7.040	378.92	621	52.5
55.01 - 60.00	94	17,325,022	2.40	184,309	7.270	379.89	601	58.0
60.01 - 65.00	106	21,304,009	2.95	200,981	7.582	368.52	590	63.2
65.01 - 70.00	165	35,911,212	4.97	217,644	7.715	384.89	597	68.7
70.01 - 75.00	230	51,589,151	7.15	224,301	7.974	391.27	583	73.5
75.01 - 80.00	393	87,220,159	12.08	221,934	7.951	381.50	598	79.2
80.01 - 85.00	293	68,231,796	9.45	232,873	8.196	389.51	599	84.0
85.01 - 90.00	463	111,745,721	15.48	241,351	8.368	380.80	615	88.7
90.01 - 95.00	329	73,502,730	10.18	223,413	8.958	381.87	611	93.3
95.01 - 100.00	1,020	218,584,490	30.28	214,299	8.065	376.29	652	83.4
Total/Avg./Wtd. Avg.	3,289	$721,955,620	100.00%

____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
4.001 - 4.500	2	$735,721	0.10%	$367,861	4.375%	357.31	669	86.9%
4.501 - 5.000	9	2,264,221	0.31	251,580	4.853	389.67	675	63.9
5.001 - 5.500	17	4,033,967	0.56	237,292	5.355	367.33	693	71.7
5.501 - 6.000	64	18,717,979	2.59	292,468	5.832	366.73	665	70.5
6.001 - 6.500	189	60,892,793	8.43	322,184	6.373	377.10	642	73.2
6.501 - 7.000	303	86,345,905	11.96	284,970	6.839	380.27	635	75.8
7.001 - 7.500	358	89,151,367	12.35	249,026	7.337	378.23	631	78.2
7.501 - 8.000	481	108,891,742	15.08	226,386	7.799	381.97	623	79.6
8.001 - 8.500	444	96,833,155	13.41	218,093	8.305	381.47	619	81.0
8.501 - 9.000	436	91,758,106	12.71	210,454	8.798	384.78	612	83.7
9.001 - 9.500	320	59,686,626	8.27	186,521	9.291	386.15	597	85.4
9.501 - 10.000	291	50,961,521	7.06	175,126	9.787	374.03	585	86.0
10.001 - 10.500	141	21,769,577	3.02	154,394	10.264	385.62	583	85.4
10.501 - 11.000	116	15,345,814	2.13	132,292	10.795	380.67	567	87.2
11.001 - 11.500	70	8,430,539	1.17	120,436	11.275	380.91	566	86.4
11.501 - 12.000	32	3,809,006	0.53	119,031	11.794	387.08	551	84.9
12.001 - 12.500	9	1,546,755	0.21	171,862	12.217	368.99	563	86.6
12.501 - 13.000	5	677,225	0.09	135,445	12.771	360.00	585	90.5
13.001 - 13.500	1	50,000	0.01	50,000	13.350	360.00	581	100.0
Greater than 14.000	1	53,600	0.01	53,600	14.400	360.00	516	80.0
Total/Avg./Wtd. Avg.	3,289	$721,955,620	100.00%

Types of Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	2,386	$503,875,267	69.79%	$211,180	8.137%	381.42	615	79.8%
Planned Unit Development	521	136,297,309	18.88	261,607	7.963	378.09	620	82.3
Low-Rise Condominium	250	50,765,836	7.03	203,063	8.060	379.79	642	80.7
Two Family Home	97	22,759,849	3.15	234,638	8.130	378.62	640	77.8
High-Rise Condominium	12	4,445,084	0.62	370,424	8.575	360.00	606	82.0
Three Family Home	11	2,083,161	0.29	189,378	8.175	404.40	637	68.0
Manufactured Housing (1)	10	1,360,614	0.19	136,061	8.877	386.93	619	68.3
Four Family Home	2	368,500	0.05	184,250	7.955	389.21	653	48.0
Total/Avg./Wtd. Avg.	3,289	$721,955,620	100.00%
____________
(1) Treated as real property.

Loan Purposes for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	1,669	$365,180,932	50.58%	$218,802	7.988%	384.97	602	76.8%
Purchase	1,468	324,246,183	44.91	220,876	8.309	376.19	636	84.5
Refinance - Rate/Term	152	32,528,505	4.51	214,003	7.335	374.13	628	76.4
Total/Avg./Wtd. Avg.	3,289	$721,955,620	100.00%

Occupancy Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	3,115	$693,148,823	96.01%	$222,520	8.111%	381.10	616	80.5%
Investment Property	146	23,336,695	3.23	159,840	7.890	365.30	675	73.6
Second Home	28	5,470,103	0.76	195,361	7.967	373.77	664	74.5
Total/Avg./Wtd. Avg.	3,289	$721,955,620	100.00%
____________
(1) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1 - 120	1	$110,000	0.02%	$110,000	8.750%	120.00	518	56.4%
121 - 180	32	3,874,056	0.54	121,064	8.069	179.89	595	72.0
181 - 300	16	2,028,171	0.28	126,761	8.081	248.42	605	74.8
301 - 360	2,705	582,617,358	80.70	215,385	8.084	359.66	622	80.1
Greater than 360	535	133,326,035	18.47	249,208	8.187	479.82	603	80.9
Total/Avg./Wtd. Avg.	3,289	$721,955,620	100.00%

Loan Documentation Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	2,076	$407,064,109	56.38%	$196,081	8.094%	382.44	602	81.4%
Stated Income	1,002	268,301,743	37.16	267,766	8.393	380.18	631	80.6
Reduced	127	29,015,210	4.02	228,466	6.640	363.57	698	67.0
Full/Alternative	46	9,319,520	1.29	202,598	6.236	377.71	679	75.9
Streamlined	16	3,622,650	0.50	226,416	5.948	359.67	694	66.0
No Income/No Asset	14	2,544,992	0.35	181,785	6.655	366.85	694	57.8
Stated Income/Stated Asset	8	2,087,395	0.29	260,924	6.593	357.82	687	63.5
Total/Avg./Wtd. Avg.	3,289	$721,955,620	100.00%

Credit Bureau Risk Scores(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
801 - 820	1	$284,000	0.04%	$284,000	6.875%	360.00	806	80.0%
781 - 800	11	3,133,114	0.43	284,829	7.810	383.92	787	84.0
761 - 780	13	3,550,684	0.49	273,130	7.657	387.74	770	85.9
741 - 760	42	10,242,732	1.42	243,875	7.361	375.83	751	77.4
721 - 740	55	11,590,921	1.61	210,744	7.116	378.56	730	75.2
701 - 720	113	26,497,816	3.67	234,494	7.284	376.51	710	76.9
681 - 700	140	32,800,283	4.54	234,288	7.405	368.24	690	77.5
661 - 680	269	62,957,781	8.72	234,044	7.695	377.02	670	80.6
641 - 660	414	98,455,336	13.64	237,815	7.704	374.43	650	81.0
621 - 640	388	90,055,178	12.47	232,101	7.815	377.68	630	81.3
601 - 620	507	117,891,504	16.33	232,528	8.071	377.96	610	82.0
581 - 600	374	79,280,615	10.98	211,980	8.454	379.99	591	82.8
561 - 580	333	71,780,048	9.94	215,556	8.502	385.83	571	81.4
541 - 560	271	52,272,228	7.24	192,886	8.799	394.73	551	78.4
521 - 540	220	38,458,062	5.33	174,809	9.152	395.59	531	75.2
501 - 520	135	21,846,816	3.03	161,828	9.411	394.04	511	72.3
500 or Less	3	858,501	0.12	286,167	7.112	360.00	500	72.2
Total/Avg./Wtd. Avg.	3,289	$721,955,620	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	2,788	$621,642,904	86.11%	$222,971	8.051%	378.46	626	81.5%
A-	137	31,037,040	4.30	226,548	8.115	384.67	577	76.2
B	179	36,792,454	5.10	205,544	8.350	400.83	572	73.3
C	160	29,235,008	4.05	182,719	8.706	393.94	563	68.4
C-	10	1,151,384	0.16	115,138	10.800	372.21	565	59.0
D	15	2,096,830	0.29	139,789	9.116	395.01	558	60.4
Total/Avg./Wtd. Avg.	3,289	$721,955,620	100.00%

Prepayment Penalty Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	864	$194,541,298	26.95%	$225,164	8.410%	379.87	620	79.4%
12	193	59,185,674	8.20	306,662	7.942	389.40	625	79.0
24	1,240	277,418,167	38.43	223,724	8.179	381.27	614	82.4
36	257	54,718,409	7.58	212,912	7.987	372.39	634	79.1
60	735	136,092,072	18.85	185,159	7.624	379.42	615	78.0
Total/Avg./Wtd. Avg.	3,289	$721,955,620	100.00%

Months to Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	6	12	$3,631,001	0.67%	$302,583	8.543%	360.00	567	82.3%
13 - 18	18	5	1,332,381	0.25	266,476	8.091	358.23	637	82.6
19 - 24	24	1,925	449,517,405	83.53	233,516	8.326	384.11	615	82.2
25 - 31	30	4	582,889	0.11	145,722	8.045	354.04	636	83.5
32 - 37	35	120	27,290,891	5.07	227,424	7.670	368.32	639	78.6
38 or Greater	66	242	55,807,964	10.37	230,611	6.689	368.29	672	70.5
Total/Avg./Wtd. Avg.		2,308	$538,162,531	100.00%

Gross Margins for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	202	$44,348,342	8.24%	$219,546	6.458%	367.51	691	66.9%
3.001 - 4.000	14	2,632,346	0.49	188,025	7.919	356.48	632	82.0
4.001 - 5.000	48	10,028,664	1.86	208,931	7.669	375.67	629	75.5
5.001 - 6.000	245	53,307,542	9.91	217,582	8.073	382.44	615	78.8
6.001 - 7.000	1,523	362,702,300	67.40	238,150	8.209	383.54	617	82.1
7.001 - 8.000	250	60,216,034	11.19	240,864	8.820	379.65	603	85.6
8.001 - 9.000	22	4,359,942	0.81	198,179	9.875	388.23	614	88.8
9.001 - 10.000	4	567,361	0.11	141,840	10.422	359.69	569	89.6
Total/Avg./Wtd. Avg.	2,308	$538,162,531	100.00%
____________
(1) The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 6.190%.

Maximum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
9.001 - 10.000	8	$2,025,242	0.38%	$253,155	4.766%	386.66	681	66.0%
10.001 - 10.500	11	2,767,128	0.51	251,557	5.109	357.91	687	74.9
10.501 - 11.000	25	5,878,342	1.09	235,134	5.859	374.93	688	64.2
11.001 - 11.500	47	9,910,830	1.84	210,869	6.307	364.60	690	63.2
11.501 - 12.000	48	11,304,630	2.10	235,513	6.545	370.20	692	62.2
12.001 - 12.500	53	12,088,379	2.25	228,083	6.857	365.34	702	73.9
12.501 - 13.000	46	13,525,021	2.51	294,022	6.293	374.01	657	76.9
13.001 - 13.500	90	31,755,755	5.90	352,842	6.614	377.24	633	79.4
13.501 - 14.000	179	53,787,693	9.99	300,490	7.069	377.48	630	77.3
14.001 - 14.500	235	62,842,144	11.68	267,413	7.502	383.33	625	79.5
14.501 - 15.000	331	79,334,065	14.74	239,680	7.926	383.30	621	80.6
15.001 - 15.500	321	74,562,623	13.86	232,282	8.423	382.47	621	82.1
15.501 - 16.000	326	72,165,877	13.41	221,368	8.894	385.81	610	84.3
16.001 - 16.500	207	41,945,557	7.79	202,636	9.340	387.42	600	86.5
16.501 - 17.000	188	35,784,733	6.65	190,344	9.827	378.00	583	86.9
17.001 - 17.500	86	14,077,867	2.62	163,696	10.294	397.41	579	86.8
17.501 - 18.000	58	8,653,847	1.61	149,204	10.805	380.01	571	89.8
18.001 - 18.500	30	3,605,688	0.67	120,190	11.259	395.94	560	86.2
18.501 - 19.000	8	696,818	0.13	87,102	11.686	369.32	552	87.3
19.001 - 19.500	6	894,350	0.17	149,058	12.240	359.82	569	93.5
Greater than 19.500	5	555,940	0.10	111,188	13.021	360.00	584	95.4
Total/Avg./Wtd. Avg.	2,308	$538,162,531	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 14.852%.

Initial Periodic Rate Caps for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	18	$4,989,955	0.93%	$277,220	8.581%	380.13	586	82.4%
1.500	1,685	394,642,501	73.33	234,209	8.288	384.56	616	82.5
2.000	29	7,148,332	1.33	246,494	6.171	367.69	687	70.1
3.000	394	92,859,694	17.25	235,685	8.200	375.50	612	80.1
5.000	161	34,377,973	6.39	213,528	6.467	366.95	694	66.1
6.000	20	3,906,689	0.73	195,334	7.239	358.35	693	76.9
7.000	1	237,387	0.04	237,387	9.663	359.00	575	95.0
Total/Avg./Wtd. Avg.	2,308	$538,162,531	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 2.020%.

Subsequent Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	362	$82,448,588	15.32%	$227,759	8.437%	376.30	609	80.8%
1.500	1,741	411,523,049	76.47	236,372	8.237	384.00	617	82.3
2.000	205	44,190,894	8.21	215,565	6.479	366.77	693	67.4
Total/Avg./Wtd. Avg.	2,308	$538,162,531	100.00%
____________
(1) The weighted average Subsequent Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.464%.

Minimum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	198	$43,423,142	8.07%	$219,309	6.446%	366.41	694	66.9%
3.001 - 4.000	6	1,199,154	0.22	199,859	6.981	353.01	687	84.1
4.001 - 5.000	3	511,408	0.10	170,469	7.620	395.73	702	80.0
5.001 - 6.000	30	9,853,713	1.83	328,457	5.769	369.84	650	76.8
6.001 - 7.000	206	70,589,898	13.12	342,669	6.672	381.36	634	78.3
7.001 - 8.000	541	139,134,398	25.85	257,180	7.604	381.35	625	79.6
8.001 - 9.000	645	150,270,269	27.92	232,977	8.547	385.28	618	82.6
9.001 - 10.000	464	91,386,005	16.98	196,953	9.515	382.19	592	86.4
Greater than 10.000	215	31,794,545	5.91	147,882	10.695	386.15	573	88.0
Total/Avg./Wtd. Avg.	2,308	$538,162,531	100.00%
____________
(1)	The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 7.776%.

Next Adjustment Dates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
August 2007	12	$3,631,001	0.67%	$302,583	8.543%	360.00	567	82.3%
August 2008	5	1,332,381	0.25	266,476	8.091	358.23	637	82.6
September 2008	1	564,000	0.10	564,000	7.375	355.00	733	78.9
October 2008	5	1,351,539	0.25	270,308	9.114	356.00	567	84.9
November 2008	15	3,191,517	0.59	212,768	8.347	357.00	608	77.3
December 2008	48	12,439,271	2.31	259,151	8.104	373.60	622	81.3
January 2009	302	71,255,491	13.24	235,945	8.416	378.81	608	81.9
February 2009	1,553	360,665,337	67.02	232,238	8.314	385.91	616	82.4
March 2009	1	50,250	0.01	50,250	11.150	360.00	515	75.0
June 2009	1	154,546	0.03	154,546	5.250	352.00	692	80.0
August 2009	1	97,702	0.02	97,702	9.450	354.00	569	80.0
September 2009	2	330,640	0.06	165,320	8.936	355.00	630	86.2
October 2009	3	1,012,784	0.19	337,595	7.533	356.00	719	80.0
November 2009	9	1,758,026	0.33	195,336	7.163	372.20	627	80.8
December 2009	14	2,161,806	0.40	154,415	8.549	358.00	623	80.5
January 2010	25	6,327,103	1.18	253,084	8.025	364.65	632	74.9
February 2010	69	16,031,172	2.98	232,336	7.475	371.51	641	79.4
July 2010	2	270,010	0.05	135,005	5.746	341.00	692	80.0
September 2010	1	250,400	0.05	250,400	5.375	343.00	756	80.0
June 2011	2	366,453	0.07	183,226	5.868	352.00	676	66.7
July 2011	2	450,093	0.08	225,047	7.372	353.00	644	90.1
August 2011	1	134,501	0.02	134,501	6.875	354.00	754	64.3
September 2011	3	510,839	0.09	170,280	7.214	355.00	690	90.1
October 2011	3	417,336	0.08	139,112	6.702	402.16	698	59.4
November 2011	2	298,392	0.06	149,196	7.332	357.00	695	72.9
December 2011	16	2,940,440	0.55	183,778	7.242	358.00	697	66.0
January 2012	47	9,323,582	1.73	198,374	6.990	371.02	673	73.5
February 2012	126	31,881,621	5.92	253,029	6.651	367.48	664	71.0
December 2012	1	192,000	0.04	192,000	6.375	346.00	648	80.0
December 2013	1	227,221	0.04	227,221	4.375	358.00	708	80.0
January 2014	1	386,000	0.07	386,000	6.875	359.00	654	66.6
February 2014	12	2,998,993	0.56	249,916	6.486	360.00	694	64.4
October 2016	2	452,779	0.08	226,390	7.103	476.00	654	80.2
December 2016	2	345,000	0.06	172,500	6.540	358.00	692	45.8
January 2017	13	3,111,603	0.58	239,354	6.218	380.72	691	60.5
February 2017	5	1,250,700	0.23	250,140	6.141	373.66	686	71.5
Total/Avg./Wtd. Avg.	2,308	$538,162,531	100.00%
____________
(1)	The weighted average Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is June 2009.

Interest Only Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	2,501	$496,693,064	68.80%	$198,598	8.377%	390.02	604	80.7%
36	5	1,458,860	0.20	291,772	6.029	354.65	652	78.2
60	600	178,473,994	24.72	297,457	7.746	359.69	640	81.6
84	1	192,000	0.03	192,000	6.375	346.00	648	80.0
120	182	45,137,702	6.25	248,009	6.566	359.53	685	70.1
Total/Avg./Wtd. Avg.	3,289	$721,955,620	100.00%

THE MORTGAGE LOANS

Mortgage Loan Programs for the Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	37	$9,867,456	0.81%	$266,688	7.849%	360.00	570	81.8%
1/39 6-month LIBOR	1	227,700	0.02	227,700	8.484	480.00	614	90.0
2/28 6-month LIBOR	2,113	373,389,744	30.56	176,711	8.695	359.78	600	82.4
2/38 6-month LIBOR	787	186,572,145	15.27	237,068	8.291	479.85	593	80.1
2/28 6-month LIBOR - 120-month Interest Only	2	1,036,000	0.08	518,000	7.323	354.54	704	79.4
2/28 6-month LIBOR - 60-month Interest Only	824	221,679,631	18.14	269,029	7.775	359.74	634	82.4
2/28 6-month LIBOR 40/30-Year- Balloon	51	10,745,143	0.88	210,689	8.439	358.86	597	79.4
3/27 1-year CMT	1	111,841	0.01	111,841	7.750	358.00	655	90.0
3/27 12-month LIBOR	3	377,446	0.03	125,815	5.903	356.39	663	60.3
3/27 6-month LIBOR	123	19,213,887	1.57	156,210	8.690	359.22	610	81.7
3/37 12-month LIBOR	3	625,692	0.05	208,564	5.593	478.46	704	67.0
3/37 6-month LIBOR	22	5,277,774	0.43	239,899	7.893	479.96	605	79.7
3/27 6-month LIBOR -120-month Interest Only	2	475,200	0.04	237,600	6.132	358.59	669	62.3
3/27 6-month LIBOR -60-month Interest Only	46	13,157,403	1.08	286,030	7.526	359.64	641	80.2
3/27 12-month LIBOR -120-month Interest Only	12	3,534,325	0.29	294,527	6.191	358.79	698	65.4
3/27 12-month LIBOR -36-month Interest Only	5	1,458,860	0.12	291,772	6.029	354.65	652	78.2
3/27 6-month LIBOR -40/30-Year Balloon	2	340,891	0.03	170,445	8.126	356.60	620	86.0
5/25 12-month LIBOR	14	2,309,814	0.19	164,987	6.480	358.48	690	65.1
5/25 6-month LIBOR	43	8,623,249	0.71	200,541	7.575	359.80	617	77.6
5/35 6-month LIBOR	15	3,668,543	0.30	244,570	7.627	479.65	608	80.1
5/35 12-month LIBOR	4	964,980	0.08	241,245	5.895	478.98	633	69.3
5/25 6-month LIBOR - 120-month Interest Only	62	17,974,567	1.47	289,912	6.886	359.09	649	77.6
5/25 12-month LIBOR -120-month Interest Only	93	20,074,855	1.64	215,859	6.544	359.47	700	67.6
5/25 12-month LIBOR -60-month Interest Only	12	1,949,441	0.16	162,453	6.705	358.44	686	53.5
5/35 12-month LIBOR -120-month Interest Only	1	150,600	0.01	150,600	4.750	480.00	751	66.1
5/25 6-month LIBOR -40/30-Year Balloon	2	440,964	0.04	220,482	8.068	356.81	655	93.2
7/23 12-month LIBOR	2	437,962	0.04	218,981	5.398	358.96	669	74.1
7/23 12-month LIBOR -120-month Interest Only	10	2,608,332	0.21	260,833	6.501	360.00	698	63.1
7/23 12-month LIBOR -84-month Interest Only	1	192,000	0.02	192,000	6.375	346.00	648	80.0
7/23 6-month LIBOR -120-month Interest Only	2	565,920	0.05	282,960	6.676	359.32	669	70.8
10/20 12-month LIBOR	2	645,668	0.05	322,834	6.156	359.42	647	65.1
10/30 1-year CMT	2	346,322	0.03	173,161	6.692	479.41	717	80.0
10/30 12-month LIBOR	3	812,092	0.07	270,697	6.560	477.33	669	77.8
10/20 12-month LIBOR -120-month Interest Only	15	3,356,000	0.27	223,733	6.222	359.15	695	58.7
10-Year Fixed	2	201,650	0.02	100,825	8.352	120.00	565	61.2
15-Year Fixed	48	5,867,601	0.48	122,242	7.941	179.88	592	71.6
15-Year Fixed - Credit Comeback	2	106,869	0.01	53,434	10.267	179.53	599	52.2
20-Year Fixed	24	3,245,516	0.27	135,230	7.877	239.86	599	77.3
25-Year Fixed	6	1,251,848	0.10	208,641	7.744	300.00	568	62.3
30-Year Fixed	1,151	197,601,387	16.17	171,678	8.063	359.78	604	77.4

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year Fixed - Credit Comeback	85	12,350,937	1.01	145,305	8.909	359.97	590	79.4
40-Year Fixed	262	53,709,393	4.40	204,998	7.968	479.83	595	78.4
40-Year Fixed - Credit Comeback	12	2,325,268	0.19	193,772	8.532	479.87	613	79.7
30-Year Fixed - 60-month Interest Only	94	26,532,881	2.17	282,265	7.440	359.77	640	78.5
30/15-Year Fixed Balloon	2	190,687	0.02	95,344	9.984	177.59	625	91.2
40/30-Year Fixed Balloon	23	5,359,203	0.44	233,009	8.233	358.96	599	77.1
Total/Avg./Wtd. Avg.	6,028	$1,221,955,688	100.00%

Original Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	3,479	$714,566,599	58.48%	$205,394	8.190%	359.67	618	81.2%
ARM 480	838	198,645,849	16.26	237,048	8.236	479.83	595	80.0
Fixed 120	2	201,650	0.02	100,825	8.352	120.00	565	61.2
Fixed 180	52	6,165,158	0.50	118,561	8.044	179.81	593	71.9
Fixed 240	24	3,245,516	0.27	135,230	7.877	239.86	599	77.3
Fixed 300	6	1,251,848	0.10	208,641	7.744	300.00	568	62.3
Fixed 360	1,353	241,844,409	19.79	178,747	8.042	359.77	607	77.6
Fixed 480	274	56,034,660	4.59	204,506	7.991	479.83	595	78.5
Total/Avg./Wtd. Avg.	6,028	$1,221,955,688	100.00%

Mortgage Loan Principal Balances for the Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$0.01 - $25,000.00	1	$19,250	(1)	$19,250	7.500%	360.00	558	45.8%
$25,000.01 - $50,000.00	37	1,756,429	0.14%	47,471	10.520	360.24	586	71.7
$50,000.01 - $75,000.00	449	28,584,883	2.34	63,663	9.694	365.25	600	80.5
$75,000.01 - $100,000.00	632	55,481,019	4.54	87,786	8.983	366.62	598	80.2
$100,000.01 - $150,000.00	1,427	178,931,859	14.64	125,390	8.622	374.74	601	80.2
$150,000.01 - $200,000.00	1,129	196,607,904	16.09	174,143	8.320	383.65	608	79.5
$200,000.01 - $250,000.00	763	170,546,168	13.96	223,521	8.115	388.23	611	80.0
$250,000.01 - $300,000.00	504	138,079,866	11.30	273,968	7.832	384.93	615	78.8
$300,000.01 - $350,000.00	360	116,697,746	9.55	324,160	7.840	389.02	611	80.7
$350,000.01 - $400,000.00	251	94,382,792	7.72	376,027	7.919	391.01	614	80.5
$400,000.01 - $450,000.00	188	80,078,881	6.55	425,951	7.766	385.54	620	81.8
$450,000.01 - $500,000.00	124	59,220,460	4.85	477,584	7.795	400.22	617	80.0
$500,000.01 - $550,000.00	45	23,662,306	1.94	525,829	7.704	386.27	625	81.7
$550,000.01 - $600,000.00	47	27,001,866	2.21	574,508	7.810	372.20	622	81.5
$600,000.01 - $650,000.00	22	13,754,885	1.13	625,222	8.091	370.71	628	77.6
$650,000.01 - $700,000.00	21	14,165,458	1.16	674,546	7.418	382.55	622	84.7
$700,000.01 - $750,000.00	11	7,967,026	0.65	724,275	7.654	370.80	617	82.8
$750,000.01 - $800,000.00	4	3,134,253	0.26	783,563	8.656	359.75	634	80.3
$800,000.01 - $850,000.00	4	3,327,250	0.27	831,813	7.461	450.25	626	78.2
$850,000.01 - $900,000.00	2	1,755,000	0.14	877,500	7.781	360.00	626	71.5
Greater than $900,000.00	7	6,800,384	0.56	971,483	7.025	359.43	605	71.5
Total/Avg./Wtd. Avg.	6,028	$1,221,955,688	100.00%
____________
(1) Less than .01%.

State Distribution of the Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	84	$10,382,102	0.85%	$123,596	8.986%	360.94	601	82.7%
Alaska	20	4,319,262	0.35	215,963	8.813	363.67	614	88.4
Arizona	277	54,064,112	4.42	195,177	8.110	398.75	609	79.9
Arkansas	19	2,219,298	0.18	116,805	9.005	385.64	600	85.5
California	724	242,763,647	19.87	335,309	7.444	393.50	617	76.3
Colorado	90	18,300,095	1.50	203,334	8.166	382.08	621	81.5
Connecticut	88	19,292,535	1.58	219,233	8.153	390.19	604	77.2
Delaware	16	2,981,738	0.24	186,359	8.368	392.97	587	85.5
District of Columbia	18	5,633,297	0.46	312,961	7.938	417.01	603	77.4
Florida	826	165,297,857	13.53	200,118	8.176	385.87	618	79.7
Georgia	261	41,042,998	3.36	157,253	9.003	372.84	604	86.2
Hawaii	18	6,729,747	0.55	373,875	8.029	384.96	619	78.7
Idaho	49	8,850,553	0.72	180,624	8.124	385.64	606	84.3
Illinois	224	44,464,607	3.64	198,503	8.446	378.71	621	82.5
Indiana	66	7,471,398	0.61	113,203	8.999	364.84	616	86.7
Iowa	36	4,568,202	0.37	126,894	8.723	364.74	617	83.2
Kansas	27	3,388,275	0.28	125,492	9.176	371.76	590	82.1
Kentucky	47	5,440,574	0.45	115,757	8.698	372.92	614	85.8
Louisiana	70	9,255,415	0.76	132,220	8.900	357.27	592	81.1
Maine	29	5,058,764	0.41	174,440	8.374	387.46	600	81.1
Maryland	167	41,074,819	3.36	245,957	7.962	392.29	599	77.7
Massachusetts	131	31,095,514	2.54	237,370	7.944	388.09	607	78.1
Michigan	208	24,736,059	2.02	118,923	9.194	369.74	605	84.9
Minnesota	45	9,016,978	0.74	200,377	8.395	374.77	628	82.5
Mississippi	39	4,526,493	0.37	116,064	8.954	366.68	590	86.5
Missouri	135	17,055,120	1.40	126,334	8.994	372.39	594	84.7
Montana	15	3,501,425	0.29	233,428	7.887	374.71	614	81.9
Nebraska	8	918,319	0.08	114,790	8.192	339.58	600	83.7
Nevada	109	26,178,489	2.14	240,170	7.771	386.56	615	81.9
New Hampshire	23	5,425,355	0.44	235,885	8.309	371.07	591	79.5
New Jersey	189	52,250,124	4.28	276,456	8.292	378.66	597	77.3
New Mexico	40	5,847,488	0.48	146,187	8.799	377.84	602	85.7
New York	232	71,134,750	5.82	306,615	7.806	392.68	613	77.0
North Carolina	122	17,177,671	1.41	140,801	8.931	366.99	598	85.3
North Dakota	4	378,350	0.03	94,588	9.653	386.52	602	88.1
Ohio	102	11,456,836	0.94	112,322	9.194	364.81	604	86.8
Oklahoma	51	5,347,810	0.44	104,859	8.858	371.05	604	84.1
Oregon	83	17,442,292	1.43	210,148	7.984	385.60	614	79.1
Pennsylvania	177	23,107,325	1.89	130,550	8.832	373.45	597	81.4
Rhode Island	13	2,583,532	0.21	198,733	8.867	390.43	580	76.3
South Carolina	75	10,388,360	0.85	138,511	8.901	385.37	599	83.6
South Dakota	7	803,800	0.07	114,829	9.278	360.00	618	84.1
Tennessee	125	16,124,981	1.32	129,000	8.760	372.15	602	86.7
Texas	418	53,510,561	4.38	128,016	8.648	359.33	607	84.3
Utah	93	18,740,838	1.53	201,514	8.168	369.31	622	81.1
Vermont	5	813,554	0.07	162,711	8.383	394.05	603	78.0
Virginia	175	39,897,093	3.27	227,983	8.033	381.75	606	78.3
Washington	154	35,883,730	2.94	233,011	7.895	382.76	616	81.6
West Virginia	21	3,474,503	0.28	165,453	8.181	382.56	598	86.4
Wisconsin	61	8,534,450	0.70	139,909	9.204	367.83	600	85.1
Wyoming	12	2,004,593	0.16	167,049	8.318	375.24	612	83.8
Total/Avg./Wtd. Avg.	6,028	$1,221,955,688	100.00%

Loan-to-Value Ratios for the Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	255	$43,601,249	3.57%	$170,985	7.545%	378.80	604	41.3%
50.01 - 55.00	104	22,688,560	1.86	218,159	7.276	384.71	603	52.4
55.01 - 60.00	165	32,783,251	2.68	198,686	7.453	386.49	596	58.0
60.01 - 65.00	218	44,925,733	3.68	206,081	7.684	385.75	582	63.4
65.01 - 70.00	313	65,677,790	5.37	209,833	7.827	387.34	593	68.5
70.01 - 75.00	422	93,389,222	7.64	221,301	7.904	392.85	588	73.8
75.01 - 80.00	1,999	401,317,343	32.84	200,759	7.929	378.02	630	79.6
80.01 - 85.00	655	140,147,193	11.47	213,965	8.239	390.46	590	84.2
85.01 - 90.00	937	202,346,332	16.56	215,951	8.402	384.84	611	89.5
90.01 - 95.00	615	118,870,602	9.73	193,286	9.045	382.99	605	94.7
95.01 - 100.00	345	56,208,412	4.60	162,923	9.253	379.08	632	99.9
Total/Avg./Wtd. Avg.	6,028	$1,221,955,688	100.00%

Combined Loan-to-Value Ratios(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	253	$43,179,174	3.53%	$170,669	7.551%	378.99	603	41.2%
50.01 - 55.00	103	22,498,560	1.84	218,433	7.283	384.92	603	52.4
55.01 - 60.00	160	31,420,951	2.57	196,381	7.472	386.43	594	58.0
60.01 - 65.00	218	45,170,733	3.70	207,205	7.676	385.60	582	63.3
65.01 - 70.00	304	63,139,701	5.17	207,696	7.842	387.78	590	68.5
70.01 - 75.00	408	89,900,736	7.36	220,345	7.945	393.09	584	73.6
75.01 - 80.00	772	159,790,643	13.08	206,983	8.020	381.87	593	79.1
80.01 - 85.00	658	139,575,977	11.42	212,122	8.212	390.03	591	84.1
85.01 - 90.00	966	209,540,087	17.15	216,915	8.370	384.15	613	89.0
90.01 - 95.00	646	126,153,228	10.32	195,284	8.980	383.36	608	93.8
95.01 - 100.00	1,540	291,585,897	23.86	189,341	8.137	376.50	649	83.7
Total/Avg./Wtd. Avg.	6,028	$1,221,955,688	100.00%

____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
4.001 - 4.500	2	$735,721	0.06%	$367,861	4.375%	357.31	669	86.9%
4.501 - 5.000	9	2,264,221	0.19	251,580	4.853	389.67	675	63.9
5.001 - 5.500	24	5,822,418	0.48	242,601	5.356	382.32	658	68.0
5.501 - 6.000	89	26,379,035	2.16	296,394	5.830	378.07	649	71.6
6.001 - 6.500	276	82,785,956	6.77	299,949	6.370	380.84	637	72.9
6.501 - 7.000	544	142,259,049	11.64	261,506	6.838	381.53	626	75.3
7.001 - 7.500	675	159,270,510	13.03	235,956	7.333	382.22	620	77.9
7.501 - 8.000	934	195,850,126	16.03	209,690	7.807	384.92	614	79.3
8.001 - 8.500	820	165,029,787	13.51	201,256	8.306	384.36	612	80.9
8.501 - 9.000	826	157,338,242	12.88	190,482	8.800	385.30	605	83.0
9.001 - 9.500	583	102,688,411	8.40	176,138	9.294	387.56	593	84.6
9.501 - 10.000	560	91,406,879	7.48	163,227	9.785	377.91	584	85.4
10.001 - 10.500	286	40,544,167	3.32	141,763	10.270	385.10	581	86.0
10.501 - 11.000	221	28,779,852	2.36	130,226	10.780	388.41	572	86.9
11.001 - 11.500	108	12,661,291	1.04	117,234	11.280	381.50	573	86.9
11.501 - 12.000	50	5,366,907	0.44	107,338	11.797	379.16	559	85.7
12.001 - 12.500	9	1,546,755	0.13	171,862	12.217	368.99	563	86.6
12.501 - 13.000	8	1,027,475	0.08	128,434	12.780	387.48	598	90.4
13.001 - 13.500	1	50,000	(1)	50,000	13.350	360.00	581	100.0
Greater than 14.000	3	148,887	0.01	49,629	14.888	359.36	538	88.1
Total/Avg./Wtd. Avg.	6,028	$1,221,955,688	100.00%
____________
(1) Less than .01%.
Types of Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	4,541	$888,004,066	72.67%	$195,553	8.180%	384.42	607	79.8%
Planned Unit Development	863	201,615,994	16.50	233,622	8.072	379.74	614	82.3
Low-Rise Condominium	388	75,956,155	6.22	195,763	8.095	382.78	633	80.0
Two Family Home	175	39,836,021	3.26	227,634	8.151	380.16	628	77.8
High-Rise Condominium	19	5,839,434	0.48	307,339	8.598	365.79	595	80.8
Three Family Home	22	5,824,403	0.48	264,746	7.817	393.49	621	70.1
Four Family Home	10	3,519,000	0.29	351,900	8.225	398.23	647	74.6
Manufactured Housing (1)	10	1,360,614	0.11	136,061	8.877	386.93	619	68.3
Total/Avg./Wtd. Avg.	6,028	$1,221,955,688	100.00%
____________
(1) Treated as real property.

Loan Purposes for the Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	3,365	$723,146,462	59.18%	$214,902	8.026%	387.54	597	77.2%
Purchase	2,261	423,861,371	34.69	187,466	8.446	376.23	633	85.1
Refinance - Rate/Term	402	74,947,856	6.13	186,437	7.789	384.14	614	79.3
Total/Avg./Wtd. Avg.	6,028	$1,221,955,688	100.00%

Occupancy Types for the Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	5,649	$1,158,356,518	94.80%	$205,055	8.141%	383.80	608	80.2%
Investment Property	294	48,176,638	3.94	163,866	8.509	378.45	666	78.9
Second Home	85	15,422,532	1.26	181,442	8.250	369.67	657	78.3
Total/Avg./Wtd. Avg.	6,028	$1,221,955,688	100.00%
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1 - 120	2	$201,650	0.02%	$100,825	8.352%	120.00	565	61.2%
121 - 180	52	6,165,158	0.50	118,561	8.044	179.81	593	71.9
181 - 300	30	4,497,364	0.37	149,912	7.840	256.60	590	73.1
301 - 360	4,832	956,411,007	78.27	197,933	8.153	359.69	615	80.3
Greater than 360	1,112	254,680,509	20.84	229,029	8.182	479.83	595	79.6
Total/Avg./Wtd. Avg.	6,028	$1,221,955,688	100.00%

Loan Documentation Types for the Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	3,740	$688,849,891	56.37%	$184,184	8.053%	383.93	598	81.9%
Stated Income	2,077	486,516,029	39.81	234,240	8.463	384.33	620	78.7
Reduced	127	29,015,210	2.37	228,466	6.640	363.57	698	67.0
Full/Alternative	46	9,319,520	0.76	202,598	6.236	377.71	679	75.9
Streamlined	16	3,622,650	0.30	226,416	5.948	359.67	694	66.0
No Income/No Asset	14	2,544,992	0.21	181,785	6.655	366.85	694	57.8
Stated Income/Stated Asset....	8	2,087,395	0.17	260,924	6.593	357.82	687	63.5
Total/Avg./Wtd. Avg.	6,028	$1,221,955,688	100.00%

Credit Bureau Risk Scores(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
801 - 820	1	$284,000	0.02%	$284,000	6.875%	360.00	806	80.0%
781 - 800	17	4,100,204	0.34	241,188	8.252	387.47	787	86.3
761 - 780	17	4,344,706	0.36	255,571	7.996	386.52	770	86.4
741 - 760	56	13,929,705	1.14	248,745	7.592	375.18	751	78.4
721 - 740	73	14,640,917	1.20	200,561	7.226	376.24	730	76.9
701 - 720	147	32,830,262	2.69	223,335	7.371	377.32	709	77.4
681 - 700	209	46,281,027	3.79	221,440	7.531	369.66	690	79.2
661 - 680	406	90,036,380	7.37	221,764	7.735	376.95	670	81.5
641 - 660	690	148,082,308	12.12	214,612	7.824	377.42	650	81.6
621 - 640	656	137,656,508	11.27	209,842	7.860	377.56	630	81.7
601 - 620	981	202,974,190	16.61	206,905	8.071	380.23	610	81.6
581 - 600	769	153,810,286	12.59	200,013	8.283	383.34	591	81.6
561 - 580	722	143,151,762	11.71	198,271	8.433	386.81	571	80.4
541 - 560	588	109,502,950	8.96	186,230	8.688	399.54	550	78.3
521 - 540	420	73,340,825	6.00	174,621	8.995	400.49	530	74.8
501 - 520	270	45,728,656	3.74	169,365	9.149	393.55	511	71.6
500 or Less	6	1,261,001	0.10	210,167	7.516	376.42	500	71.2
Total/Avg./Wtd. Avg.	6,028	$1,221,955,688	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	5,076	$1,028,558,795	84.17%	$202,632	8.118%	380.68	618	81.6%
A-	307	67,922,597	5.56	221,246	8.085	389.40	576	75.0
B	343	70,103,965	5.74	204,385	8.380	403.43	569	73.1
C	264	49,276,378	4.03	186,653	8.643	401.18	561	67.3
C-	15	2,352,874	0.19	156,858	9.662	397.18	553	61.6
D	23	3,741,079	0.31	162,656	8.840	406.76	557	60.2
Total/Avg./Wtd. Avg.	6,028	$1,221,955,688	100.00%

Prepayment Penalty Periods for the Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	1,756	$350,926,425	28.72%	$199,844	8.467%	380.07	611	79.9%
12	345	97,405,255	7.97	282,334	7.949	387.49	616	77.9
24	2,569	518,168,250	42.40	201,700	8.176	387.30	606	81.7
36	623	119,363,685	9.77	191,595	7.943	377.51	618	77.9
60	735	136,092,072	11.14	185,159	7.624	379.42	615	78.0
Total/Avg./Wtd. Avg.	6,028	$1,221,955,688	100.00%

Months to Next Adjustment Date for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	6	37	$9,867,456	1.08%	$266,688	7.849%	360.00	570	81.8%
7 - 12	12	1	227,700	0.02	227,700	8.484	480.00	614	90.0
13 - 18	18	6	1,396,326	0.15	232,721	8.195	363.53	632	82.5
19 - 24	24	3,773	792,386,198	86.77	210,015	8.337	388.01	608	81.8
25 - 31	30	5	711,340	0.08	142,268	8.398	354.03	628	82.9
32 - 37	35	212	43,502,120	4.76	205,199	7.869	375.67	629	79.0
38 or Greater	65	283	65,121,309	7.13	230,111	6.807	370.21	666	71.7
Total/Avg./Wtd. Avg.		4,317	$913,212,447	100.00%

Gross Margins for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.001 - 2.000	1	$193,440	0.02%	$193,440	7.500%	360.00	600	78.0%
2.001 - 3.000	206	45,188,541	4.95	219,362	6.471	368.52	689	67.0
3.001 - 4.000	19	3,784,518	0.41	199,185	7.755	369.82	633	79.7
4.001 - 5.000	85	17,062,720	1.87	200,738	7.769	383.36	618	78.8
5.001 - 6.000	435	92,695,731	10.15	213,094	7.964	387.46	609	77.8
6.001 - 7.000	3,024	636,618,163	69.71	210,522	8.250	387.79	610	81.8
7.001 - 8.000	495	108,724,293	11.91	219,645	8.788	381.25	600	83.9
8.001 - 9.000	44	8,073,215	0.88	183,482	9.650	383.69	611	86.7
9.001 - 10.000	8	871,827	0.10	108,978	10.299	367.95	582	89.1
Total/Avg./Wtd. Avg.	4,317	$913,212,447	100.00%
____________
(1)	The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 6.348%.

Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
9.001 - 10.000	8	$2,025,242	0.22%	$253,155	4.766%	386.66	681	66.0%
10.001 - 10.500	11	2,767,128	0.30	251,557	5.109	357.91	687	74.9
10.501 - 11.000	25	5,878,342	0.64	235,134	5.859	374.93	688	64.2
11.001 - 11.500	47	9,910,830	1.09	210,869	6.307	364.60	690	63.2
11.501 - 12.000	50	12,081,630	1.32	241,633	6.494	373.35	687	62.3
12.001 - 12.500	65	14,831,319	1.62	228,174	6.641	372.46	682	72.4
12.501 - 13.000	80	22,826,573	2.50	285,332	6.226	386.18	639	75.2
13.001 - 13.500	165	50,016,409	5.48	303,130	6.610	384.70	625	77.8
13.501 - 14.000	359	96,551,543	10.57	268,946	7.059	383.91	621	77.5
14.001 - 14.500	470	113,433,211	12.42	241,347	7.491	387.67	615	79.1
14.501 - 15.000	643	140,614,215	15.40	218,685	7.937	386.29	613	80.6
15.001 - 15.500	593	125,864,397	13.78	212,250	8.422	386.72	613	82.2
15.501 - 16.000	603	119,416,845	13.08	198,038	8.895	387.04	605	84.1
16.001 - 16.500	398	74,741,944	8.18	187,794	9.354	391.84	595	85.3
16.501 - 17.000	383	66,018,724	7.23	172,373	9.818	381.63	583	85.7
17.001 - 17.500	191	27,107,805	2.97	141,926	10.286	389.51	584	87.4
17.501 - 18.000	136	19,040,860	2.09	140,006	10.782	392.82	577	87.7
18.001 - 18.500	54	6,375,955	0.70	118,073	11.258	391.82	570	87.3
18.501 - 19.000	21	1,863,041	0.20	88,716	11.784	363.49	574	87.8
19.001 - 19.500	6	894,350	0.10	149,058	12.240	359.82	569	93.5
Greater than 19.500	9	952,085	0.10	105,787	13.076	389.60	594	93.3
Total/Avg./Wtd. Avg.	4,317	$913,212,447	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 14.987%.

Initial Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	51	$12,433,890	1.36%	$243,802	8.008%	369.04	581	81.4%
1.500	3,300	693,773,880	75.97	210,235	8.309	388.83	609	82.2
2.000	32	7,589,194	0.83	237,162	6.334	367.16	682	70.6
3.000	752	160,893,434	17.62	213,954	8.224	379.70	607	79.1
5.000	161	34,377,973	3.76	213,528	6.467	366.95	694	66.1
6.000	20	3,906,689	0.43	195,334	7.239	358.35	693	76.9
7.000	1	237,387	0.03	237,387	9.663	359.00	575	95.0
Total/Avg./Wtd. Avg.	4,317	$913,212,447	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.914%.

Subsequent Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	720	$150,706,809	16.50%	$209,315	8.364%	379.75	603	79.7%
1.500	3,392	718,314,745	78.66	211,767	8.272	388.25	610	82.0
2.000	205	44,190,894	4.84	215,565	6.479	366.77	693	67.4
Total/Avg./Wtd. Avg.	4,317	$913,212,447	100.00%
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.442%.

Minimum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	198	$43,423,142	4.75%	$219,309	6.446%	366.41	694	66.9%
3.001 - 4.000	6	1,199,154	0.13	199,859	6.981	353.01	687	84.1
4.001 - 5.000	3	511,408	0.06	170,469	7.620	395.73	702	80.0
5.001 - 6.000	61	19,055,120	2.09	312,379	5.754	388.76	628	74.1
6.001 - 7.000	416	121,638,458	13.32	292,400	6.683	386.27	625	77.5
7.001 - 8.000	1,062	247,903,029	27.15	233,430	7.605	386.40	616	79.6
8.001 - 9.000	1,209	254,616,667	27.88	210,601	8.545	388.02	610	82.4
9.001 - 10.000	896	161,773,508	17.71	180,551	9.522	385.08	591	85.4
Greater than 10.000	466	63,091,961	6.91	135,390	10.662	388.53	578	87.3
Total/Avg./Wtd. Avg.	4,317	$913,212,447	100.00%
____________
(1)	The weighted average Minimum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 7.996%.

Next Adjustment Dates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
August 2007	37	$9,867,456	1.08%	$266,688	7.849%	360.00	570	81.8%
February 2008	1	227,700	0.02	227,700	8.484	480.00	614	90.0
August 2008	6	1,396,326	0.15	232,721	8.195	363.53	632	82.5
September 2008	2	716,000	0.08	358,000	7.455	355.00	708	79.1
October 2008	8	1,548,496	0.17	193,562	9.184	356.00	571	84.9
November 2008	28	5,594,312	0.61	199,797	8.508	361.87	599	77.8
December 2008	95	20,512,743	2.25	215,924	8.357	376.21	608	78.3
January 2009	524	114,044,013	12.49	217,641	8.366	382.33	604	80.8
February 2009	3,115	649,920,383	71.17	208,642	8.329	389.72	609	82.1
March 2009	1	50,250	0.01	50,250	11.150	360.00	515	75.0
June 2009	1	154,546	0.02	154,546	5.250	352.00	692	80.0
August 2009	2	226,153	0.02	113,076	9.762	354.00	580	80.0
September 2009	2	330,640	0.04	165,320	8.936	355.00	630	86.2
October 2009	3	1,012,784	0.11	337,595	7.533	356.00	719	80.0
November 2009	14	2,243,865	0.25	160,276	7.756	368.91	619	81.8
December 2009	21	3,192,839	0.35	152,040	8.762	358.00	618	80.9
January 2010	47	9,648,100	1.06	205,279	8.092	365.17	628	75.3
February 2010	127	27,404,532	3.00	215,784	7.707	382.71	628	79.9
July 2010	2	270,010	0.03	135,005	5.746	341.00	692	80.0
September 2010	1	250,400	0.03	250,400	5.375	343.00	756	80.0
June 2011	2	366,453	0.04	183,226	5.868	352.00	676	66.7
July 2011	2	450,093	0.05	225,047	7.372	353.00	644	90.1
August 2011	1	134,501	0.01	134,501	6.875	354.00	754	64.3
September 2011	3	510,839	0.06	170,280	7.214	355.00	690	90.1
October 2011	3	417,336	0.05	139,112	6.702	402.16	698	59.4
November 2011	2	298,392	0.03	149,196	7.332	357.00	695	72.9
December 2011	16	2,940,440	0.32	183,778	7.242	358.00	697	66.0
January 2012	58	11,804,637	1.29	203,528	7.080	377.57	666	75.0
February 2012	156	38,713,912	4.24	248,166	6.810	368.67	657	72.4
December 2012	1	192,000	0.02	192,000	6.375	346.00	648	80.0
December 2013	1	227,221	0.02	227,221	4.375	358.00	708	80.0
January 2014	1	386,000	0.04	386,000	6.875	359.00	654	66.6
February 2014	12	2,998,993	0.33	249,916	6.486	360.00	694	64.4
October 2016	2	452,779	0.05	226,390	7.103	476.00	654	80.2
December 2016	2	345,000	0.04	172,500	6.540	358.00	692	45.8
January 2017	13	3,111,603	0.34	239,354	6.218	380.72	691	60.5
February 2017	5	1,250,700	0.14	250,140	6.141	373.66	686	71.5
Total/Avg./Wtd. Avg.	4,317	$913,212,447	100.00%
____________
(1)	The weighted average Next Adjustment Date for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is May 2009.

Interest Only Periods for the Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	4,847	$907,209,673	74.24%	$187,169	8.372%	391.64	599	80.2%
36	5	1,458,860	0.12	291,772	6.029	354.65	652	78.2
60	976	263,319,355	21.55	269,794	7.720	359.73	636	81.7
84	1	192,000	0.02	192,000	6.375	346.00	648	80.0
120	199	49,775,799	4.07	250,130	6.627	359.54	681	70.5
Total/Avg./Wtd. Avg.	6,028	$1,221,955,688	100.00%